UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FARMERS & MERCHANTS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2023

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held virtually on April 17, 2023, at 1:30 P.M., Eastern Daylight Savings Time, for the following purposes:

1.	Election of Directors. To elect the following twelve nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2024:

Andrew J. Briggs	Jack C. Johnson	Kevin J. Sauder
Eugene N. Burkholder	Lori A. Johnston	Frank R. Simon
Lars B. Eller	Marcia S. Latta	K. Brad Stamm
Jo Ellen Hornish	Steven J. Planson	David P. Vernon

2.	Nonbinding Say-on-Pay Proposal. An advisory vote to approve the executive compensation programs of the Company.

3.	Nonbinding Say-on-Pay Frequency Proposal. An advisory vote on the frequency to consider the executive compensation noted in Proposal 2.

4.

Eliminate Preemptive Rights. To amend the Company’s Articles of Incorporation to eliminate the preemptive right of shareholders to subscribe to additional shares of stock issued by the Company from time to time.

5.

Establish A New Class of Preferred Stock. To amend the Company’s Articles of Incorporation to establish 100,000 shares of a new class of flexible preferred stock that will allow the Board of Directors to issue series of preferred stock with terms determined by the Board as desired from time to time, without further shareholder approval.

6.

Nonbinding Auditor Ratification. An advisory vote on the ratification of the Company’s appointment of the independent registered public accounting firm, FORVIS, LLP for the fiscal year ending December 31, 2023.

7.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This year, the Annual Meeting will be hosted as a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. Shareholders will be able to participate in the Annual Meeting online, vote your shares electronically and submit questions prior and during the Annual Meeting by visiting www.meetnow.global/MFDSA7U at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

The Board of Directors has fixed the close of business on February 24, 2023 as the voting record date for determination of shareholders who are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Lydia A. Huber Corporate Secretary

March 13, 2023

Archbold, Ohio

PROXY STATEMENT

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance Street

Archbold, Ohio 43502

2023 ANNUAL MEETING OF SHAREHOLDERS

April 17, 2023

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held on Monday, April 17, 2023, at 1:30PM EST, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This year’s Annual Meeting will be hosted as a completely virtual meeting, which will be conducted solely online via live webcast at www.meetnow.global/MFDSA7U. Shareholders will be able to participate in the Annual Meeting by accessing online, voting their shares electronically and submitting questions prior to and online during the meeting. To participate in the live webcast of the Annual Meeting, you will need your secure 15-Digit Control Number, which is provided on your proxy card, to enter the meeting.

The Company will send a single annual report, 10-K and proxy statement to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate annual report, 10-K and proxy statement, you may request it by writing to us at Farmers & Merchants Bancorp, Inc., Attention: Investor Relations, 307 North Defiance Street, Archbold, Ohio 43502. If you wish to discontinue householding entirely, you may contact Investor Relations by calling 419-446-2501 or by forwarding a written request addressed to the address above. If you receive multiple copies of the annual report, 10-K and proxy statement, you may request householding by contacting the Company as noted above. If your shares are held in street name through a bank, broker, or other holder of record, you may request householding by contacting that bank, broker, or other holder of record. In addition, the Company also makes available copies of these materials electronically, as described in the section which immediately follows.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON APRIL 17, 2023

The proxy statement and annual report to security holders are available at:

www.envisionreports.com/FMAO

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2023 Annual Meeting of Shareholders;

•	The Company’s 2022 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2023 Annual Meeting of Shareholders; and

•	The Company’s 2022 10-K Report.

The Proxy Statement, Proxy Card and Farmers & Merchants Bancorp, Inc. 2022 Annual Report will be mailed to shareholders commencing on or about March 13, 2023.

VIRTUAL MEETING INFORMATION

We will be hosting the Annual Meeting live via the internet. Shareholders will be able to participate in the Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the Annual Meeting.

•	Shareholders can participate in the Annual Meeting via live webcast over the internet at www.meetnow.global/MFDSA7U.

•

The online meeting will begin promptly at 1:30 P.M. EST on April 17, 2023. On the day of the Annual Meeting, we recommend that you access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

•	You will need your secure 15-Digit Control Number, which is provided on your proxy card, to enter the Annual Meeting.

•

You may submit questions for the meeting in advance at www.meetnow.global/MFDSA7U. Shareholders will also have the ability to vote and submit live questions during the Annual Meeting webcast at www.meetnow.global/MFDSA7U. Questions related directly to the Annual Meeting will be answered during our virtual meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on our website at www.fm.bank under the “Investors” tab. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.

•

Instructions on how to participate in the live webcast, including how to verify stock ownership and vote your shares electronically during the Annual Meeting, are available at www.envisionreports.com/FMAO.

•	Webcast replay of the Annual Meeting will be available until April 17, 2024.

Your Vote Is Important

If you hold stock directly in your own name: Whether or not you plan to participate at the Annual Meeting and are a shareholder of record, follow the voting instructions enclosed for internet or telephone voting. Or if you prefer to do so, please complete, sign, and date the enclosed proxy and return it promptly in the envelope provided.

If you hold stock in a brokerage account, IRA, 401(k) plan, or trust account:

With respect to a limited number of proposals, your broker or bank is permitted to vote your shares even when you have not provided instructions on how you would like your shares to be voted. The New York Stock Exchange and the rules of the SEC govern how shares held in brokerage or other accounts may be “discretionarily voted” by brokers and banks in the absence of voting instructions from the actual owner. Under these rules, if you do not direct your broker or bank on how to vote your shares on Proposal One, your shares will remain un-voted on such proposal.

Therefore, if you hold shares in one or more accounts, it is very important that you direct your broker or bank on how to vote your shares for all proposals. Most banks and brokerage firms permit shareholders to direct their votes via the internet or by telephone. Your broker or bank will provide you with instructions for how to direct the voting of your shares.

If you would like to vote your shares electronically during the meeting, shareholders of record date can participate in the Annual Meeting via live webcast and entitled to vote electronically over the internet at www.meetnow.global/MFDSA7U.

In accordance with company policy, proxy cards, ballots and voting instructions that identify individual shareholders will be kept confidential. Exceptions to this policy, however, may be necessary in limited instances to comply with applicable legal requirements and in the event of a contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.

MEETING INFORMATION

The Board of Directors has fixed the close of business on February 24, 2023, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and/or

•	held for you in an account with a broker, bank, or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Company’s Code of Regulations provides that thirty-three and one-third percent (33 1/3%) of the Company’s shares entitled to vote be present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. As of January 1, 2023, there were 13,608,422 shares of the Company’s common stock, without par value (“Common Stock”) outstanding, of which 128,952 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 13,608,422 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	participate in the Annual Meeting via live webcast and vote electronically over the internet at www.meetnow.global/MFDSA7U; or

•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are six proposals scheduled to be voted on at the meeting which include: (i) the election of twelve members to serve on the Company Board of Directors; (ii) an advisory vote on Say-on-Pay to consider the executive compensation programs of the Company; (iii) an advisory vote on the frequency to consider the executive compensation noted in Proposal Two; (iv) eliminate the preemptive right of shareholders to subscribe to additional shares of stock issued by the Corporation from time to time; (v) establish a new class of preferred stock that would allow the Board of Directors to issue series of preferred stock from time to time with such terms as established by the Board of the Company; and (vi) an advisory vote on the selection of our independent registered accounting firm, which gives you the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please vote by telephone or the internet. Or mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.

REQUIRED VOTE

You are entitled to cast one vote for each share owned. Below are specifics regarding the vote requirement for each proposal:

Proposal One:

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the twelve nominees who receive the largest number of “FOR” votes cast will be elected as directors.

The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that they desire that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as they possess in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

Proposal Two:

Proposal Two, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs. The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Two, a nonbinding advisory vote on executive compensation.

Proposal Three:

Proposal Three, commonly known as a “Say-on-Pay Frequency” proposal, gives you as a shareholder, the opportunity to express your opinion about how often the shareholders should vote concerning the Company’s executive compensation programs. Proposal Three is a nonbinding advisory vote on the frequency of the executive compensation. The frequency choice which receives the highest number of votes will be deemed the choice of the shareholders.

Proposal Four:

Proposal Four, eliminate preemptive rights. To amend the Company’s Articles of Incorporation to eliminate the preemptive right of shareholders to subscribe to additional shares of stock issued by the Corporation from time to time. Approval of Proposal Four requires the affirmative vote of 66 2⁄3% of the total number of shares voted in regard to such Proposal including the number of shares voted for, against or abstain, but excluding shares not voted, provided however, that the total number of shares voted in favor of the Proposal represent at least a simple majority of the total voting power of the Company.

Proposal Five:

Proposal Five, establish a new class of preferred stock. To amend the Company’s Articles of Incorporation to establish 100,000 shares of a new class of preferred stock that will allow the Board of Directors to issue series of preferred stock with terms determined by the Board as desired from time to time, without further shareholder approval. Approval of Proposal Five requires the affirmative vote of 66 2⁄3% of the total number of shares voted in regard to such Proposal including the number of shares voted for, against or abstain, but excluding shares not voted, provided however, that the total number of shares voted in favor of the Proposal represent at least a simple majority of the total voting power of the Company.

Proposal Six:

Proposal Six, the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Six, a non-binding advisory vote on the appointment of the independent registered public accounting firm.

Because the proposal to approve and ratify the appointment of FORVIS, LLP as our independent registered public accounting firm is advisory, it will not be binding upon the Board. However, the Audit Committee may re-consider its selection of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What are the effects of abstentions and broker non-votes on each proposal?

If you hold your shares in a trust or brokerage account (sometimes referred to as holding shares in “street name”) please note that your bank or brokerage firm has “no discretionary” voting authority with respect to Proposals One through Five and therefore cannot vote on such proposals in the absence of your instructions. As a result, unless you direct your broker on how to vote your shares with respect to those proposals, your shares will remain un-voted on Proposals One, Two, Three, Four and Five. Proposal Six is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

Furthermore, shares held in street name for which no voting instructions have been provided by the beneficial owner (and which are not voted by the broker pursuant to discretionary voting authority) are generally referred to as “broker non-votes”. Although abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, they are not considered votes cast. As a consequence, abstentions and broker non-votes will not impact the outcome of either proposal.

How can I participate in the Annual Meeting with the ability to ask a question and/or vote?

No physical meeting of shareholders will be held this year. The Annual Meeting will be a completely virtual meeting, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if, as of the Record Date, you were either: (A) a shareholder of record of the Company (a “Record Holder”) holding shares registered in your name; or (B) a “beneficial holder” holding shares through a brokerage or retirement account and have been issued a valid legal proxy to vote your shares by the applicable bank or broker (a “Beneficial Holder”). A Record Holder will receive a form of proxy directly from the Company, while a Beneficial Holder will generally receive a “voting instruction form” from their brokerage or other financial institution requesting direction on how to vote the shares on their behalf.

As a Record Holder, you will be able to participate in the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MFDSA7U and follow the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials.

If you are a Beneficial Holder and want to participate in the Annual Meeting online by webcast with the ability to ask a question and/or vote, if you choose to do so, register to participate in advance of the Annual meeting.

To register in advance of the Annual Meeting, submit proof to Computershare of your legal proxy power from your broker or bank reflecting your holdings along with your name and email address. Requests for advance registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM EST, on April 12, 2023. Requests for advance registration should be directed to us at the following:

By email:

Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

(You will receive a confirmation of your registration by email after we receive your registration materials.)

By mail:	Computershare Farmers & Merchants Bancorp Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

For Beneficial Owners, it will also be possible to register online the day of the Annual Meeting using the secure 15-DIGIT Control Number received with the voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only, and there is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting.

To safely ensure your ability to participate at the Annual Meeting, Beneficial Holders are advised to register in advance of the Annual Meeting.

Please go to www.meetnow.global/MFDSA7U for more information on the available options and registration instructions.

The online meeting will begin promptly at 1:30 PM EST. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Do I need to register to participate in the Annual Meeting virtually?

Registration is only required if you are a Beneficial Holder, as set forth above. In addition, regardless of whether you intend to participate in this year’s virtual Annual Meeting, you may direct your vote prior to the Annual Meeting.

How do I vote my shares?

•

By Internet – You may vote by internet by using your secure 15-Digit Control Number, which is provided on your proxy card. Please go to the following web site, follow the instructions given, and enter the requested information at: www.envisionreports.com/FMAO

•	By Phone – You may vote by phone by calling 1-800-652-VOTE (8683) by using your secure 15-Digit Control Number, which is provided on your proxy card, and follow the instructions given.

•

By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney, or officer of a corporation), you should indicate your name and title or capacity.

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law. For shares held in “street name” by Beneficial Owners, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.

Online voting will also be available during the Annual Meeting, but Record Holders and Beneficial Holders are both strongly encouraged to submit their proxy or voting instructions in advance of the Annual Meeting.

How will my shares be voted?

Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees identified in Proposal One herein; (2) FOR Nonbinding Say-on-Proposal; (3) FOR Say-on-Frequency, an advisory vote on executive compensation every three years; (4) FOR to Eliminate Preemptive Rights; (5) FOR to Establish a new class of Preferred Stock; (6) FOR the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for 2023 and (7) in accordance with the best judgement of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation to be received prior to voting at the Annual Meeting and directed to Ms. Marilyn Johnson, Inspector of Elections of Farmers & Merchants Bancorp, Inc., 307 N. Defiance Street, Archbold, Ohio 43502; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) participating in the Annual Meeting online and giving notice of revocation to the Inspector of Elections.

How many shares are owned by Directors and Executive Officers?

All directors and named executive officers of the Company as a group (comprised of 15 individuals), beneficially held 1,056,133 shares of the Company’s common stock as of January 1, 2023, representing 7.76% of the outstanding common stock of the Company.

PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers

Pursuant to the Code of Regulations of Farmers & Merchants Bancorp, Inc. the number of directors is currently set at twelve. Set forth below, as of the record date, is information concerning the nominees for election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2024:

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company. In addition, no member of the Board of Directors serves on the Board of any other company which has a class of securities registered with the Securities and Exchange Commission.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the aforementioned persons will be unavailable or unable to serve if elected to the Board. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

Name	Age	Principal Occupation or Employment for Past Five Years	Year First Became Director
Andrew J. Briggs	68	Retired and former Chairman of Limberlost Bancshares, Inc. and President of its wholly-owned subsidiary Bank of Geneva	2019

Eugene N. Burkholder	70	President, Falor Farm Center, Inc.	2012

Lars B. Eller	56	President and CEO of the Company and The Farmers & Merchants State Bank	2018

Jo Ellen Hornish	69	CEO, Hornish Bros, Inc. / Fountain City Leasing, Inc. / Advantage Powder Coating, Inc.	2013

Jack C. Johnson	70	President, Hawk’s Clothing, Inc.	1991

Lori A. Johnston	61	President, ProMedica Insurance Corporation	2020

Dr. Marcia S. Latta	61	Vice President of University Advancement, The University of Findlay	2009

Steven J. Planson	63	President, Planson Farms, Inc.	2008

Kevin J. Sauder	62	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Frank R. Simon	53	Founder & Managing Member / Attorney Simon PLC Attorneys & Counselors	2021

Dr. K. Brad Stamm	70	President and Educational Consultant of Stamm Management Group	2016

David P. Vernon	56	Owner, Licensed Funeral Director & Embalmer Vernon Family Funeral Homes	2021

The Board of Directors Recommends That You Vote “FOR” The Twelve Nominees Aforementioned As Directors Of The Company.

Proxies in the form solicited hereby, which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the twelve nominees with the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

The following table sets forth certain information with respect to the named executive officers of the Company and the Bank. Executive officers of the Company are appointed annually at the organizational meeting of the Company’s Board of Directors.

Name	Age	Officer Since	Positions and Offices Held With Company and the Bank & Principal Occupation Held Past Five Years
Lars B. Eller	56	2018	President and CEO (“PEO”) (1)

Barbara J. Britenriker	61	1992	Executive Vice President and Chief Financial Officer (“PFO”) (1) and Chief Retail Banking Officer (2)

Rex D. Rice	64	1984	Executive Vice President and Chief Lending Officer (3)

Benét S. Rupp	57	2019	Executive Vice President and Chief Administrative Officer (4)

(1)	The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.
(2)	Ms. Britenriker was appointed to serve as the Chief Retail Banking Officer of the Bank on January 7, 2019 and is also the Chief Financial Officer of the Company.
(3)	Mr. Rice was appointed to serve as the Chief Lending Officer of the Bank on February 1, 2020.
(4)

Ms. Rupp joined the Company in June 2019 and was the Sr. Vice President and Chief People Officer until August 23, 2022. Ms. Rupp was appointed to serve as the Executive Vice President and Chief Administrative Officer of the Bank on August 23, 2022.

Security Ownership of Certain Beneficial Owners and Named Executive Officers

As of January 1, 2023, the following person was the only shareholder known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common shares.

Name and Address of Beneficial Owner	Amount of Shares of Common Stock Beneficially Owned	Percent of Total
Andrew J. Briggs 307 N. Defiance Street Archbold, Ohio 43502	710,353	5.22%

The following table sets forth the number of shares of common stock beneficially owned on December 31, 2022 by each director and nominee, and all directors and named executive officers as a group.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total
Directors:
Andrew J. Briggs	710,353	(1)	5.22%
Eugene N. Burkholder	19,088		0.14%
Lars B. Eller	18,316	(2)	0.13%
Jo Ellen Hornish	35,652	(3)	0.26%
Jack C. Johnson	4,386		0.03%
Lori A. Johnston	540		0.00%
Marcia S. Latta	5,392		0.04%
Steven J. Planson	22,864	(4)	0.17%
Kevin J. Sauder	4,771		0.04%
Frank R. Simon	388		0.00%
K. Brad Stamm	142,440	(5)	1.05%
David P. Vernon	38,406	(6)	0.28%

Named Executive Officers (other than Mr. Eller who is noted above):

Barbara J. Britenriker	27,237	(7)	0.20%
Rex D. Rice	22,145	(8)	0.16%
Benét S. Rupp	4,155	(9)	0.03%

Directors and Executive Officers as a Group
(15 persons)	1,056,133		7.76%

(1)

Mr. Briggs is a beneficial owner of 5.22% of the Company’s outstanding FMAO common stock. This includes 249,193 shares of common stock owned individually by Mr. Briggs, 3,660 shares of common stock owned jointly with Mr. Brigg’s spouse, and 457,500 shares of common stock held by family trusts of which Mr. Briggs is the trustee.

(2)

Includes 10,000 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Incentive Plan, 3,000 shares which will vest on 8/18/2023, 3,000 shares which will vest on 8/17/2024, and 4,000 shares which will vest on 8/23/2025.

(3)	Includes 35,652 shares of common stock owned jointly with Ms. Hornish’s spouse.
(4)

Includes 3,510 shares of common stock owned jointly with Mr. Planson’s spouse, 2,797 shares of common stock owned individually by Mr. Planson’s spouse, 13,178 shares of common stock held individually, and 3,379 shares of common stock held in his individual trust.

(5)

Includes 11,960 shares of common stock owned by Mr. Stamm’s spouse, 22,880 shares of common stock of which he is the custodian, 9,592 shares of common stock owned in trusts of which Mr. Stamm is co-trustee, and 98,008 shares of common stock held individually in his individual trust.

(6)	Includes 313 shares of common stock held individually and 38,093 shares of common stock owned jointly with Mr. Vernon’s spouse.
(7)

Includes 21,237 shares of common stock owned jointly with Ms. Britenriker’s spouse and 6,000 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Incentive Plan, 2,000 shares which will vest on 8/18/2023, 2,000 shares which will vest on 8/17/2024 and 2,000 shares which will vest on 8/23/2025.

(8)

Includes 18,545 shares of common stock owned jointly with Mr. Rice’s spouse, 3,600 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Incentive Plan, 1,200 shares which will vest on 8/18/2023, 1,200 shares which will vest on 8/17/2024 and 1,200 shares which will vest on 8/23/2025.

(9)

Includes 805 shares of common stock owned individually by Ms. Rupp and 3,350 shares representing restricted stock awards issued pursuant to the Company’s Long-Term Incentive Plan, 850 shares which will vest on 8/18/2023, 1,000 shares which will vest on 8/17/2024 and 1,500 shares which will vest on 8/23/2025.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2022, each of its committees, and the number of times each met during 2022.

	Board	Audit Committee	Compensation Committee	Corporate Governance And Nominating Committee	Enterprise Risk Management Committee
Andrew J. Briggs	Member				Member
Eugene N. Burkholder	Member				Chair
Lars B. Eller	Member
Jo Ellen Hornish	Member	Member		Member
Jack C. Johnson	Chair		Member	Member	Member
Lori A. Johnston	Member	Chair
Marcia S. Latta	Member		Member	Chair
Steven J. Planson	Member	Member			Member
Kevin J. Sauder	Member		Chair
Frank R. Simon	Member			Member
K. Brad Stamm	Member	Member			Member
David P. Vernon	Member

Number of Meetings in 2022	7	7	4	4	4

The Directors of Farmers & Merchants Bancorp, Inc. are also the Directors of The Farmers & Merchants State Bank (the “Bank”), the primary operating subsidiary of the Company. The Company’s Board of Directors met 7 times during 2022 whereas the Board of Directors of the Bank met 16 times in 2022. The Company’s Board of Directors also has each of the following duly constituted committees: Compensation Committee; Corporate Governance and Nominating Committee; Audit Committee, and Enterprise Risk Management Committee.

During 2022, each director attended 96% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and The Farmers & Merchants State Bank.

The Compensation Committee is responsible for establishing salary levels and benefits for the executive officers of the Company. In determining the compensation of the executive officers of the Bank, the Bank has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank, and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations, and other corporate governance policies.

The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The primary function of the Audit Committee is to review the adequacy of the Company’s system of internal controls, to oversee the scope and adequacy of the work of the Company’s independent public accountants, and to approve and engage a firm of accountants to serve as the Company’s independent public accountants.

The primary function of the Enterprise Risk Management Committee is to advise the Board of Directors regarding the enterprise risk management framework of the Company and to provide oversight to assist the Board of Directors in supervising enterprise risk management activities. The Committee reviews and defines risk exposure limits for each risk category while taking into consideration strategic goals and objectives and current market conditions.

Corporate Governance

On May 10, 2017, the Company began listing on the NASDAQ Stock Exchange and became subject to the NASDAQ Capital Market listing standards and corporate governance requirements and complies with all of the corporate governance requirements applicable to it as a NASDAQ listed security. In addition to the NASDAQ requirements, the Company is subject to and complies with the applicable governance requirements of the Sarbanes-Oxley Act of 2002.

In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors, Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, director who is not directly involved with the daily operations of the Company. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company, as well as the Company’s wholly-owned subsidiary, The Farmers & Merchants State Bank, who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, and all Executive Officers of the Bank.

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors.

Based upon the review and report of the Corporate Governance and Nominating Committee, the Board of Directors has determined that, (A) all directors have met the independence standards of the NASDAQ Marketplace Rules; and (B) no directors have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, with the exceptions of, Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the former First Senior Vice President of Business Development/Indiana of the Bank, who retired in December of 2022, who are deemed not to be independent. In addition, the members of each of the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee were determined to be, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ for such committees.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee, the ERM Committee, and the Corporate Governance and Nominating Committee. Copies of the charters for each of these committees are available on the Bank’s website (www.fm.bank) and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of independent directors. The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing, and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

A copy of the Company’s Code is available on the website of the Bank (www.fm.bank). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance,” the Company has a Corporate Governance and Nominating Committee. The current members of the committee all are independent directors. The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nomination recommendations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nomination to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives, at the time a vacancy occurs on the Board, or as anticipated retirement dates approach. In evaluating all candidates, including candidates recommended for nomination by shareholders, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, ethnicity, race, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration. A candidate’s occupation and experience are given high importance. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

To maintain a wide-ranging mix of individuals, consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Company’s markets. Consideration has been given to the number of directors based on the board size of the nineteen peer bank holding companies as identified in the Compensation Discussion and Analysis for comparison of executive officer compensation. The Board of Directors conducted an annual self-evaluation during 2022. Attention is given to each director’s attendance at board meetings and committee meetings, as well as anticipated retirement dates and other events that might affect a director’s continued service. All current directors identified in Proposal One were deemed eligible for nomination in the ensuing year.

The Corporate Governance and Nominating Committee will continue to assess and evaluate how the Board of Directors is functioning and whether additional board members are needed. Attention will also be given to anticipated retirement dates and other events that might affect a director’s continued service.

OUR BOARD COMPOSITION

The Company believes in the benefits diversity brings to the Board of Directors. The Corporate Governance and Nominating Committee developed a Board Diversity and Inclusion Policy which was adopted by the Board of Directors in November 2021. This Policy conforms with NASDAQ rules issued to assure minimum levels of board diversity for all listed companies. The Board Diversity and Inclusion Policy recognizes that diversity of thought makes prudent business sense. Having a board composed of individuals with gender, racial, and ethnic diversity, as well as skills, experience, backgrounds, and perspectives provides for:

•	the inclusion of different concepts and ideas that enhance decision-making;

•	robust evaluation of opportunities, issues, and risks;

•	broader relationships within a competitive foot print;

•	heightened capacity for oversight and governance of the Company; and improved competitive advantage

In consideration of board composition, diversity includes, but is not limited to, business and industry skills, experience, gender, ethnicity, and geography. In evaluating the current board composition, as well as potential candidates, based on their skills, experience, independence, and knowledge, it is the belief that the Board should also collectively reflect the diverse nature of the business environment in which the Company operates. In its evaluation of potential director nominees, the Corporate Governance and Nominating Committee gives significant consideration to racial, gender and ethnic diversity in conjunction with business and industry skills, leadership experience, geographic representation and the added value to the Company and its stakeholders. The Board of Directors aspires to attain levels of board composition in which females and underrepresented minorities are adequately represented. The Board Diversity and Inclusion Policy establishes a process to be followed by the Corporate Governance and Nominating Committee to attract female and racially diverse candidates who would enhance the balance of skills and background on the Board.

Based upon voluntary self-identification by each member of the Company’s Board of Directors, the diversity composition of the Board of Directors for the current year is disclosed as follows:

BOARD DIVERSITY MATRIX (AS OF DECEMBER 31, 2022)

Total Number of Directors: 12

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: GENDER IDENTITY
Directors	3	9
Part II: DEMOGRAPHIC
BACKGROUND
African American or Black
Alaskan Native or Native American	1
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	9
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	0	0

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s markets. Board members are individuals with leadership skills, extensive knowledge, and proven business and industry experience who reside in, serve, and represent the Company’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in accounting, auditing, agriculture, community banking, construction, economics, finance, financial services, fund raising, funeral services, healthcare, law and legal services, manufacturing, retail, commercial, and education. The expertise of these individuals covers accounting and financial reporting, economics and economic analysis, corporate management and leadership, professional development, strategic planning, business acquisitions, marketing, education, human resources and employee relations, retail sales, small business operations, and family farm operations. In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the experience and qualifications of each member of the Company’s Board of Directors.

Andrew J. Briggs

Mr. Briggs was the former Chairman of Limberlost Bancshares, Inc. and President of its wholly-owned subsidiary Bank of Geneva. Upon completion of the merger on January 1, 2019 of Limberlost Bancshares, Inc. into Farmers & Merchants Bancorp, Inc., he was appointed the Board of Directors of the Company and the Bank. With 40-plus years of banking experience, Mr. Briggs served as the First Senior Vice President for Business Development/Indiana of the Bank through 2022. He was the 2019 Chairman of the Indiana Bankers Association and is a member of the Indiana Bankers 40 Year Club. In August 2022, Mr. Briggs was a recipient of the Indiana Bankers Association Leadership in Banking Excellence Award.

In September 2019, Mr. Briggs was honored with the Sagamore of the Wabash award by Indiana Governor, Eric J. Holcomb. This award is given to exemplary Hoosiers in recognition of their distinguished service statewide. Actively involved in the community, Mr. Briggs is Treasurer of the Indiana State Museum, Corporate Secretary of Limberlost State Historic Site, a current Director and past Treasurer of the Northeast Indiana Regional Development Authority, Treasurer of Adams County Economic Development Corporation, and Treasurer of the Adams Public Library System. Additionally, he is past President of the Geneva Town Council.

Mr. Briggs is a graduate of Ball State University. His extensive banking background and experience in corporate leadership enables him to provide knowledge and expertise to the Board regarding the banking industry, business development, and community development. Mr. Briggs serves on the Enterprise Risk Management Board Committee.

Eugene N. Burkholder

Mr. Burkholder owns and manages Falor Farm Center, Inc., a large, independent agricultural retail fertilizer, chemical and seed company. His involvement with Falor Farm Center, Inc. spans over 35 years. He is part owner and member of Burkholder Farms, LLC, and owner of JRBC Properties, LLC. He is also a cash grain farmer. Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, and Wood Counties in Ohio and Lenawee County, Michigan. These are the same areas where the Company’s potential customer base is growing and expanding. His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement. He is a current member of the Fulton County Agricultural Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business. He is a current member of NFIB (National Federation of Independent Businesses), the Ohio Chamber of Commerce and also serves on the Pike-Delta-York School’s Financial Advisory Board. Mr. Burkholder chairs the Enterprise Risk Management Committee and is also a member of the Executive Committee.

Mr. Burkholder is familiar with the workings of the Bank as he previously served on the Bank’s Delta Advisory Board. He graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility. A graduate of Wauseon High School, he previously worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker Local Schools in Stryker, Ohio.

Lars B. Eller

Mr. Eller joined The Farmers & Merchants State Bank as its President and Chief Executive Officer in September 2018. He was also appointed to the Board of Directors of Farmers & Merchants Bancorp, Inc. and The Farmers & Merchants State Bank in September 2018. He assumed the additional position of President and Chief Executive Officer of the Company on February 1, 2019 upon the retirement of the then current President and Chief Executive Officer.

Mr. Eller has a Master of Business Administration degree from McGill University in Montreal, Canada, and an undergraduate degree from Concordia University in Montreal, Canada. Prior to joining the Bank, he worked as a consultant for Cambridge Savings Bank. In 2013, he joined Royal Bank of America as Executive Vice President and Chief Retail Banking Officer. Royal Bank of America was a publicly held community bank based in Philadelphia, Pennsylvania which was acquired in 2017. Previous banking experience includes serving as Director of Sales and Marketing at Clarity Advantage Corporation; Senior Vice President of Retail Banking for TD Bank in Pennsylvania, Head of National Sales for U.S. Wealth Management at TD Bank, leadership roles at National City Bank in Cleveland, Youngstown, and Dayton; and starting his banking career with TD Bank Financial Group working his way through the ranks as a management trainee to an area manager.

Mr. Eller has extensive experience at both large national and regional banks, as well as community banks. He is able to provide knowledge and expertise to the Board regarding executive management, sales and marketing, retail banking, bank mergers and acquisitions, human resource management, executive officer compensation and incentives, strategic planning, and shareholder relations. He is a member of the Executive Committee. He serves the Northeast Indiana Regional Partnership as a member-at-large, is a Board Member of the Boy Scouts of America, is a member of the Jumpstart Toledo Business Growth Collaborative Investment Committee, is a member of the Bryan Rotary Club, Toledo Museum of Art Director Circle Crystal Member, and Board Member of the Ohio Bankers League. In August 2022, Mr. Eller began service on the Board of Directors of Community Hospitals and Wellness Centers (CHWC) in Williams County, Ohio.

Jo Ellen Hornish

Ms. Hornish is the President and CEO of several Defiance area companies. She oversees the day-to-day strategic and financial operations of Hornish Bros., Inc., Fountain City Leasing, Inc., Advantage Powder Coating, Inc., OneSource Diversified Services, Ltd., and Hornish Properties, LLC.

Purchased in 1984, Hornish Bros., Inc. is a primary carrier supplying logistical, trucking and warehouse services the past 37 years for the General Motors Powertrain plant in Defiance, as well as several other GM plants and their suppliers throughout the Midwest and Ontario. HBI has been recognized as an eight-time General Motors Worldwide Supplier of the Year. Fountain City Leasing, Inc. leases trucks and trailers to Hornish Bros. as well as employs drivers, office, and shop personnel.

Advantage Powder Coating, Inc. was established to provide an environmentally sound process to powder coat iron castings for the automotive community. APC has since expanded its services to include feddling, inspection and other foundry-related services. OneSource Diversified Services, Ltd. Supplies rental properties and buildings for vendors providing services to automotive companies and Hornish Properties, LLC is a holding company for farmland and real estate.

Born and raised in the Milwaukee, Wisconsin area, Ms. Hornish relocated to Northwest Ohio over 44 years ago and resides near Defiance, Ohio. Her memberships include the American Trucking Association, Ohio Trucking Association, and the Northern Ohio Minority Supplier Development Council. She was also a managing member of the former Sam Hornish Jr. Foundation which provided gifting to many local and national charities.

Due to her corporate leadership and involvement in the automotive and transportation industries, Ms. Hornish can provide guidance to the Board on corporate management and matters related to those industries. She currently serves on the Audit Committee and the Corporate Governance and Nominating Committee.

Jack C. Johnson

Mr. Johnson has over 45 years’ experience in running an independent retail clothing business. His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes. He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Johnson served on the Bank’s Bryan Advisory Board. Mr. Johnson is Chairman of the Board of Directors and the Executive Committee and is a member of the Corporate Governance and Nominating Committee, the Compensation Committee, and the Enterprise Risk Management Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in Business Administration specializing in marketing. A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division. In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group. Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Lori A. Johnston

Lori Johnston is the President of ProMedica Insurance Corporation, the insurance division of ProMedica Health System. In this role she oversees the $2 billion medical, dental and workers compensation insurance plan with operations in Ohio, Michigan, Indiana, Kentucky, West Virginia, and Pennsylvania. ProMedica Insurance Corporation provides insurance products in the Medicare, Ohio Medicaid, Commercial, Health Exchange and Workers Compensation sectors. Prior to her role at ProMedica Insurance Corporation, Ms. Johnston has served in various executive roles with ProMedica since 1996, including Vice President and Senior Vice President of Finance (12 years); Chief Information Officer, overseeing all Information Technology for the health system including the implementation of ProMedica’s Electronic Health Record, Epic; and President of the ProMedica Physicians Group.

Before coming to ProMedica, Ms. Johnston was a Senior Manager at Ernst & Young where she served on the audit and healthcare consulting teams in Northern Ohio and Southeastern Michigan for thirteen years. She led and conducted audits and financial consulting projects. Ms. Johnston maintained an active CPA license from 1985 to 2010, which is currently inactive. Her extensive experience in corporate leadership and executive management enables her to provide knowledge and expertise to the Board regarding corporate management, corporate finance, strategic planning, organizational development, human resource management, and healthcare strategy. With an extensive accounting and financial background, Ms. Johnston is deemed the financial expert for the Board’s Audit Committee. As the financial expert, Ms. Johnston can provide significant insight regarding accounting principles and practices, auditing and risk management strategies, government regulations, internal controls, and procedures for financial reporting, as well as insight on audit committee functions. In addition to her professional work, she has spent time in Central America and the Philippines doing medical mission work.

Ms. Johnston is the current chairman of the Ohio Association of Health Plans and is a board member and chair of the Membership Committee of the Health Plan Alliance. She has a Master of Business Administration degree from the Fisher College of Business at the Ohio State University, and a Bachelor of Business Administration in Accounting degree from the University of Toledo. She serves on the boards of the Toledo Mud Hens and Toledo Walleye, Compassion Health Toledo, the St. Francis de Sales High School Foundation and the Advisory Council for the Area Office on Aging. She is currently co-chairing the Capital Campaign for the YWCA of Northwest Ohio. Ms. Johnston is originally from Henry County, Ohio and now resides in Lucas County, Ohio.

Marcia S. Latta

Dr. Latta serves as Vice President for Advancement at The University of Findlay where she oversees fundraising, alumni and parent relations, community outreach, and the nationally known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw University where she organized and launched a $250 million campaign and more than doubled funds raised, and as the Bowling Green State University Foundation Vice President and Campaign Director for BGSU’s Building Dreams Centennial Campaign which resulted in nearly $150 million raised – the largest fundraising effort in Northwest Ohio history. Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She began her career as a congressional aide on Capitol Hill and then did volunteer work in Costa Rica before beginning her work in advancement. In addition to higher education, Dr. Latta has worked as a hospital foundation CEO, in marketing, and served as the founding president of the Bowling Green Community Foundation.

Dr. Latta is a former president of the Northwest Ohio Chapter of Association of Fundraising Professionals, which named her its Outstanding Fundraising Executive. She holds a Doctor of Education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of Education’s Management and Leadership program. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. Dr. Latta chairs the Corporate Governance and Nominating Committee and also serves on the Compensation Committee. She is active in many civic and professional organizations including as a founding member of the Ohio State Parks Foundation Board Executive Committee, the Watterson Family Foundation, Rotary International and has served on the Toledo Zoo Board of Directors, Ohio Arts Council, and Sauder Village Board of Trustees, among other organizations. She plans to retire from her position at the University of Findlay in the spring and continue consulting work. A former resident of Williams County, Ohio, she now resides in Wood County.

Steven J. Planson

Mr. Planson has successfully managed a large family farm corporation for over 25 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee. Mr. Planson is a member of the Audit Committee and the Enterprise Risk Management Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board. A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for over 25 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. He is a former board member of the Williams County Farm Bureau, former trustee of the Campbell Soup Tomato Growers Association, and former member of the Stryker Chamber of Commerce. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Kevin J. Sauder

Mr. Sauder has served as President/Chief Executive Officer since 2001 of Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,400 employees. Through its subsidiaries, Sauder Manufacturing and Progressive, Inc., serve the worship, education, health care, and assembled bedroom furniture markets. His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the Board regarding corporate management, corporate finance, product sales and marketing, and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives, and shareholder relations. Mr. Sauder is Vice Chairman of the Board of Directors, Chairman of the Compensation Committee, and a member of the Executive Committee.

Mr. Sauder has a Master’s of Business Administration degree from Duke University, and an undergraduate degree from Miami University. A long-term resident of Fulton County, Ohio. Mr. Sauder is the past Chairman of the American Home Furnishings Alliance, and Finance Committee Chair and current Board Member of the ProMedica Health System.

Frank R. Simon

Mr. Simon is the founding and Managing Member of Simon PLC Attorneys & Counselors whose practice areas include Receiverships; Litigation; Foreclosure; Collections; Creditors Rights; Workouts; Loan Documentation; Fraud and Negotiable Instrument Law; and Retail/Operations based Litigation. He is the primary point of contact for all matters at Simon PLC’s offices in Troy, Michigan, Arizona, Illinois, Florida, New York, Ohio, and Texas. The firm represents over 50 financial institutions and mid-size corporations.

As a court appointed Receiver, Mr. Simon has extensive experience in managing/operating ongoing business concerns of Receiverships/Assignment Estates and identifying, seizing, securing, and liquidating real and personal assets to satisfy creditors. He owns and manages several commercial properties in Michigan. His extensive experience in the practice of law, business management and operations, and corporate leadership enables him to provide knowledge and expertise to the Board of Directors on matters involving the law and legal interpretations, litigation strategies, the banking industry, business acquisition, financial turnarounds, collections, foreclosures, loan workouts, shareholder relations, as well as the current economic climate and market conditions in the State of Michigan. Mr. Simon is currently a member of the Corporate Governance and Nominating Committee.

Mr. Simon is a graduate of the University of Michigan and the University of Detroit School of Law receiving his Juris Doctor degree in 1995. He is admitted to practice as a member of the state bars of Michigan, District of Columbia, New York, and Illinois. In 2003, Mr. Simon completed a three-year program earning an additional graduate degree from the Graduate School of Banking at the University of Wisconsin-Madison. Mr. Simon is certified to document and conduct Small Business Administration 504 Loan Closings. He has also completed the Liquidations and Post Debenture Workout course through the National Association of Development Companies (NADCO)

program. He serves as an Advisor to 10Core Law Society which provides access to housing literacy for underprivileged first-time home buyers. He is a member of the Detroit Athletic Club and a past Board Member of the YMCA of Metropolitan Detroit.

K. Brad Stamm

Dr. Stamm presently serves as President and Educational Consultant of Stamm Management Group. Until his retirement in 2018, he served as Chair of the Division of Business at Cornerstone University in Grand Rapids, Michigan, where he also taught economics for nineteen years. Prior to that he was Chair of the Division of Business and Economics at Nyack College in New York with campuses both in Nyack and New York City. In addition, he teaches Economics for Grace College in Winona Lake, Indiana.

He received his undergraduate degree from Bowling Green State University with a Bachelor of Science degree in Business Administration and Economics, his MBA from Eastern University in St. David’s, Pennsylvania, his Ph.D. in Economics from Fordham University in New York City, and additional coursework at Gordon College and Florida State University. His academic specializations and certifications are in Applied Microeconomics, International Economics, Macroeconomic Theory, and Industrial Organization. Dr. Stamm has taught graduate courses several times in China and was a special lecturer in economics for six years at LCC International University in Klaipeda, Lithuania, and is a reviewer for the “Christian Business Academic Review.”

He has extensive experience in management, marketing, promotion, finance, and economic analysis. Dr. Stamm is a regular economic commentator on radio stations in West Michigan and periodically serves as an Economic Analyst for West Michigan Television Stations. He has had several articles published in newspapers and business journals on topics related to economics along with his annual economic forecast. He is a member of the Audit and Enterprise Risk Management Committee.

Raised in Archbold, Ohio, he worked for several years in the community before moving to the East Coast where he was involved in concert promotion and production with large outdoor festivals in addition to marketing concerts for Radio City Music Hall, Jones Beach Theater, and Madison Square Garden. He and his family now reside in Ada, Michigan. His current memberships include the American Economic Association, the Association of Christian Economists, Omicron Delta Epsilon (the Graduate International Economics Honors Society), and Delta Mu Delta (Business Honor Society). Dr. Stamm is also a trustee of Pillar College in Newark, New Jersey and serves on the Advisory Committee of the Ron Blue Institute at Cornerstone University in Grand Rapids, Michigan.

David P. Vernon

Mr. Vernon was a former member of the Board of Directors of Perpetual Federal Savings Bank of Urbana. Upon completion of the acquisition of Perpetual Federal Savings Bank of Urbana on October 1, 2021, he was appointed to the Board of Directors of the Company and the Bank. Mr. Vernon is the President of Vernon Family Funeral Homes with six locations serving Champaign and Miami Counties. Mr. Vernon and his family moved to Champaign County in 1999 when he became the manager of the funeral home in Urbana and West Liberty, Ohio. He was introduced to the funeral industry when he began washing cars for his hometown funeral home. Vernon Family Funeral Homes offer a tradition of compassionate, family-centered funeral services.

His business ownership and experience in the funeral services industry, as well as his community involvement, enable him to provide knowledge and insight regarding business management and small business operations, and the Champaign County footprint and surrounding area.

Born in Liverpool, England, he moved to the United States at a young age. Raised in Enon, Ohio, Mr. Vernon is a 1985 graduate of Greenon High School. He graduated from Wright State University in 1987 with an Associates Degree in Applied Sciences and the Cincinnati College of Mortuary Science in 1988 with a Bachelors in Mortuary Science. Mr. Vernon currently serves as President of the Champaign County Board of Health and is a Board Member of the Champaign Memorial Foundation, the Maple Grove Cemetery Board, and a member of the Mechanicsburg Lodge #113 F.&A.M.

Shareholder Communication

The Corporate Governance and Nominating Committee has been designated by the Company’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Policy on Annual Meeting Attendance

The Company’s Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2022 Annual Meeting of Shareholders.

Respectfully submitted by the members of the Corporate Governance and Nominating Committee:

Dr. Marcia S. Latta, Chairman

Jo Ellen Hornish, Jack C. Johnson, Frank R. Simon

Hedging Practices

The Company has not adopted any practice or policies regarding the ability of directors or employees (including officers), or their designees, to purchase financial instruments, or otherwise engage in transactions, that are designed to hedge or offset any decrease in the market value of the Company’s stock held by such insiders.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Company’s activities are an absolute necessity. The Risk Committee is comprised of various members of Senior Management, Department Leaders, Compliance, Internal Audit and Risk Management. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on nine risk categories. Risk Committee meetings are held monthly. Several risk categories are reviewed each month, and all risk categories are reviewed quarterly. Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a defined risk trend (Increasing, Decreasing, or Stable). Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors Enterprise Risk Management Committee (ERM) each quarter. In addition, the Company’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:

•	Discussion of the Bank’s current overall risk position;

•	Identification of each risk category;

•	Analysis of current position of each risk category;

•	Comparison of actual performance versus expected performance, where appropriate;

•	Assessment of the overall credit quality of the Bank’s loan portfolio and the adequacy of the Bank’s Allocation for Loan and Lease Loss Reserve;

•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and

•	Recommendations for changes to risk parameters or measurement tools.

The Board ERM Committee defines risk exposure limits for each risk category taking into consideration the Bank’s strategic goals and objectives and current market conditions. The Board ERM Committee reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy and adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Loan Committee and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate authority or authorities. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the Bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the 12-month forecast horizon. The second step is for alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100, +/- 200, +/- 300 and +/-400 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets. The Bank also looks at varying scenarios such as nonparallel shifts in the yield curve. The model used for the simulations continues to be analyzed for possible refinements to assumptions. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst-case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.

Liquidity Risk

Liquidity risk may impact earnings or capital based on changes in funding sources. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. This risk can also expose the Bank to litigation, financial loss, or damage to its reputation. Liquidity risk exposure is present in various funding situations. Thus, the Bank is responsible for careful evaluation of the types and levels of risk incurred in dealing with its customers and communities. The liquidity risk policy provides direction and guidance for the management of funding sources, which also affects interest rate risk and price risk. Guidance offered provides controls for the risk arising from taking positions in various liquid assets and short-term deposits regarding anticipated changes in interest rates. Controls are vital to the continuity of operations and protections of resources, depositors, and shareholders. It also assists in maximizing the return on shareholder investment without sacrificing its quality and reputation. Various elements of funding volume and funding gaps are analyzed, the availability and size of secondary markets to convert instruments to cash is reviewed, the Bank’s cost of funding versus costs paid by competition are assessed, and rate scenarios and stress testing models are used to assess vulnerability. This risk is evaluated and assigned a risk rating with the assessment of overall risk.

Price Risk

Price risk involves risk that may impact earnings or capital resulting from changes in the value of portfolios of financial instruments. This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships. Management of this risk is conducted under specific guidelines and product/service standards. Guidelines assist in establishing, reevaluating, and changing prices for financial services or financial products. These guidelines are structured to ensure an appropriate pricing structure, but also address such issues as volume and price sensitivity for various products. Sources of price risk are identified, elements of the of the risk positions are analyzed, the flexibility of the current price profile versus the ability to hedge the risk is assessed, the proper balance of risk versus reward is determined, and appropriate levels of procedures, controls, and self-monitoring are evaluated for implementation and proper administration. A risk rating is assigned in conjunction with the assessment of overall risk.

Foreign Exchange Risk

Foreign Exchange Risk may occur to earnings or capital as a result of movement of foreign exchange rates due to cross-border investing and operating activities. Market making and position taking in foreign currencies involve foreign exchange risk. In most instances foreign checks received are sent for collection. Risk is minimized with issuance of drafts, letters of credit, and wire transfers through correspondent banks. Risk exposure involves litigation, financial loss, and damage to its reputation. Foreign exchange risk is monitored and evaluated and assigned a risk rating with the assessment of overall risk.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories based on inherent risk. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors. Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. A fair lending risk assessment is conducted to evaluate the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures are used to assess fair lending risk. In evaluating the risk in lending activities, the following factors are considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments are conducted with key business lines, departments, and functional areas as applicable. Fair Lending Risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

A risk-based, comprehensive BSA Compliance risk assessment is maintained covering the Bank Secrecy Act, Anti-Money Laundering, and Office of Foreign Asset Control to ensure all risk areas are covered to maintain compliance with the laws and regulatory guidance. Changes to and results from the assessment of risks are reported to the Compliance Committee and the Audit Committee of the Board of Directors. At least annually, the BSA risk assessment is reviewed and approved by the Board of Directors. Risk is rarely static, and thus frequent review and additional approvals may be necessary. The risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic locations, method of account opening, transaction type, and business line. All are incorporated into BSA/AML software to aid in the monitoring and reporting requirements.

The Board of Directors has also established a Disclosure Committee comprised of select officers. The Disclosure Committee has implemented and documented disclosure controls and procedures to ensure that disclosures made by the Company to its security holders and the investment community fairly and accurately present the Company’s financial condition and results of operations in all material respects on a timely basis as required by applicable securities laws and stock exchange requirements. A Disclosure Committee Charter has been developed to set forth the Disclosure Committee’s responsibilities and provide guidance on fulfilling its obligation to ensure the accuracy and timeliness of the Company’s public reporting process.

Transaction/Operational Risk

Transaction risk relates to service or product delivery and escalates based on problems with services or product delivery. This risk is inherent in all bank products and services and arises on a daily basis as transactions are processed. Controlling transaction risk involves internal controls, vendor management, proper use of information systems, employee integrity, and operating processes. The Board of Directors and Management establish and reevaluate the risk tolerances which thereby control these risks. Policy guidance provides standards to control the potential financial losses due to human error or fraud, incomplete information, or operational disruption. Controlling this risk remains critical to the continuity of operations and protection of resources, depositors, customers, and shareholders. It also assists the Bank to maximize the return on shareholder investment without sacrificing its quality and reputation. Financial services and products are offered on a sound and economically feasible basis to the customers, communities, and markets served. Products and services offered along with the transactions serviced are conducted under specific guidelines and operational standards. Procedures and processes, including the development and introduction of new products and services, encompass the guidelines established.

Control mechanisms have been established to monitor data accuracy, proper accounting treatment, and compliance with laws and regulations, as well as bank policy. Management and staff continually seek training and development to enhance their technical knowledge and skill levels to stay up-to-date on changes in financial service industry operations and industry best practices. Development and issuance of timely internal management reports and bank-wide communication on properly conducting business relative to the transaction risk exposure are ongoing measures. Methodologies to address areas of exposure from human error or fraud, incomplete information, and operational disruption seek to evaluate, mitigate, and identify cost-effective ways to reduce such risks. Analysis and recommendations focus on systems development and utilization, capital investment for technology and hardware, and overall physical premises improvements to ensure efficiency and effectiveness in handling new products and services, complex transactions, and development of new products and services to keep pace with the future.

Strategic Risk

Strategic risk is a function of the compatibility between the bank’s strategic goals, its business strategies, the resources used to meet strategic goals, and the quality of implementation. Resources necessary to carry out business strategies include both those that are tangible and those that are intangible. Strategic risk incorporates management’s analyses of external factors that affect the strategic direction of the bank. Anticipating change, both externally and internally, are essential to managing this risk. Strategic risk arises from adverse business decisions or improper implementations of business decisions.

Addressing specific risk tolerances from a strategic focus aids in controlling this risk. The Board of Directors and management provide direction and guidance regarding merger and acquisition plans, marketing initiatives, initiation of diversity in product elements, technology changes, and other related strategic moves. Controlling this risk is necessary for the continuity of operations and protection of resources, depositors, customers, and shareholders. It also assists in maximizing the return on shareholder investment without sacrificing quality or reputation.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Chief Information Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

The Information Systems (IS) Steering Committee shall approve all significant projects throughout the Bank and additionally serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IS Steering Committee is chaired by the Chief Information Officer and meets on a monthly basis. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board ERM Committee.

An annual Information Technology Audit, which is facilitated by the Internal Audit Department, is conducted via a co-sourcing agreement with a third-party auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security.

Testing of the internal network environment and external network perimeter are included in the Results of the IT Audit and are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned, and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee at each meeting.

Financial Reporting Internal Controls. Sarbanes-Oxley introduced broad and challenging financial management and disclosure regulations. Non-compliance with Sarbanes-Oxley regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring. These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.

The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own Sarbanes-Oxley review independent of management’s review. Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both Sarbanes-Oxley reviews are reported to the Board of Directors.

Information Security. In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Department and reviewed with the Risk Committee, the Enterprise Risk Management Committee, and the Board of Directors. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board ERM Committee.

Vendor Management. The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Chief Information Officer to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Vendor/BCP/Project Manager is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third-party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Chief Information Officer, the Vendor/BCP/Project Manager, the Chief Risk Officer, the Risk Manager, the Assistant Compliance & CRA Manager, the Vendor/BCP/Management IT, the Item Processing Supervisor, and a Staff Auditor.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. While focusing on information and operational risks, outsourced relationships are reviewed through structured assessments and addressed from an end-to-end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third-party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (Critical, GLBA, Infrastructure, Professional, Moderate, Low, Government) and reviewed based on that rated risk as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationships with high-risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company. High-risk third-party vendors and service providers may be required to provide proof of bonding or insurance. The Chief Information Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Reputation Risk

Reputation risk exposure is present throughout the organization and is embedded in the reviews of each risk management category. The types and levels of risk must continually be evaluated in dealings with customers and the communities. Reputation risk refers to the risk to bank capital or earnings arising from negative public opinion. Reputation risk is inherent in all bank activities. It can affect the bank’s ability to establish new relationships or services, as well as its ability to continue servicing its existing relationships. An abundance of caution is needed in dealing with bank customers and the community to preserve the bank’s reputation.

The Board of Directors and management provide direction and guidance for addressing risks to the Company and the Bank’s reputation in the marketplace. Identification of areas of risk minimizes and controls reputation risk. A reputation risk policy offers corporate guidance in anticipating and responding to changes in the market. Controlling this risk is vital to the continuity of operations and protections of resources, depositors, customers, and shareholders. Maximizing the return on shareholder investment without sacrificing quality and reputation are drivers for proper identification and management of reputation risk. Being responsive to Bank customers, making prudent credit risk and interest risk decisions, strong internal controls, sound operations limiting fraud or materials losses, and maintaining strong confidentiality standards are sound practices to minimize reputation risk exposure.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2022. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors had determined that Lori Johnston, Chairman of the Audit Committee, was the “financial expert” as defined under the regulations promulgated under Sarbanes-Oxley. Ms. Johnston and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards of the NASDAQ Marketplace Rules.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s external auditors, the Committee received from FORVIS, LLP (“FORVIS”) (formerly known as BKD, LLP) a letter required by the applicable requirements of the PCAOB regarding FORVIS’s communications with the Committee concerning independence and has discussed with FORVIS its independence.

In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and FORVIS the Company’s audited financial statements for 2022. In this connection, the Committee has discussed with FORVIS the matters required to be discussed by the applicable requirements of the PCAOB. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Lori Johnston, Chairman

Jo Ellen Hornish, Steven J. Planson, Dr. K. Brad Stamm

Selection of Auditors/Principal Accounting Firm Fees

The firm of FORVIS, independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and the Bank for the 2022 fiscal year. FORVIS was engaged to provide independent audit services for the Company and the Bank and to provide certain non-audit services including advice on accounting, tax, and reporting matters. FORVIS has again been engaged to provide such services for the 2023 fiscal year. The Board of Directors expects that a representative of FORVIS will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has been advised by FORVIS that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.

FORVIS and its affiliates billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the years 2022 and 2021. Audit fees include fees billed in connection with the audit of the Company’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees may include consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

FORVIS and its affiliates contracted for the following amounts to the Company and its subsidiary during 2022 and 2021, respectively for audit, audit related fees, tax fees and all other fees:

	FORVIS - 2022	FORVIS - 2021
Audit fees (1)	$202,000	$196,250
Audit Related fees (2)	$81,390	$85,540
Tax fees (3)	$26,500	$25,700

TOTAL	$309,890	$307,490

(1)	Includes fees for the audit of the consolidated financial statements and for review of interim financial information contained in the quarterly reports on Form 10-Q.
(2)

For 2021: Includes the aggregate fees billed in 2021 for professional services performed in connection with the Company’s acquisition of Ossian State Bank and Perpetual Federal Savings Bank, and audit services related to F&M’s 2020 401(k) Profit Sharing Plan audit. For 2022: Includes the aggregate fees billed in 2022 for professional services performed in connection with Company’s acquisitions of Ossian State Bank, Perpetual Federal Savings Bank and Peoples Federal Savings and Loan Bank, and audit services related to F&M’s 2021 401(k) Profit Sharing Plan audit.

(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns, preparation of property tax returns, and tax payment and planning services.

All the services noted above were approved in advance by the Audit Committee in accordance with the requirements of the Audit Committee Charter.

PROPOSAL TWO

Advisory Vote on Say-on-Pay

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) adopted new Section 14A of the Securities Exchange Act of 1934. Pursuant to Section 14A(a)(1), companies that are subject to the federal proxy rules, like the Company, are required to provide shareholders a nonbinding advisory vote on the executive compensation programs of the Company. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs. The Company conducted the last “Say-on-Pay” vote at the 2020 Annual Meeting of Shareholders. In accordance with the general preference of shareholders to have Say-on-Pay proposals every three years, shareholders again have the opportunity to cast their advisory votes in consideration of the Company’s executive compensation program at this year’s Annual Meeting. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.

As discussed in “Compensation Discussion and Analysis” below the Compensation Committee has determined that the compensation structure for the Company’s executive officers is effective and appropriate and has determined that the Company’s executive compensation programs are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement entitled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.    The following resolution is presented for consideration at the annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation programs of the Company as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure of the Proxy Statement for the 2023 Annual Meeting.”

Vote Required to Approve

The affirmative vote of a majority of the votes cast by the holder of the Company’s common stock at the Annual Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAMS EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL THREE

Advisory Vote on Say-on-Frequency

Section 951 of the Dodd-Frank Act also adopted new Section 14A(a)(2) of the Securities Exchange Act of 1934, which requires that companies subject to the federal proxy rules, like the Company, are required to provide shareholders an advisory vote on the frequency with which the shareholders of the company will be asked to approve the company’s executive compensation programs. Proposal Three, commonly known as a “Say-on-Frequency” proposal, gives you, as a shareholder, the opportunity to express your opinion about how often the shareholders should vote concerning the Company’s executive compensation programs. Section 14A(a)(2) provides that shareholders are to be given the option of voting on the executive compensation programs every year, every other year, or every third year. The Company conducted the last advisory vote on the frequency with which shareholders of the Company would be asked to endorse the executive compensation program at the 2017 Annual Meeting of Shareholders. Votes cast on the advisory proposal were in favor of holding future advisory votes on the Company’s executive compensation program at a frequency of every three years.

The Compensation Committee and the Board of Directors continue to believe that the executive compensation programs of the Company are relatively straightforward and believe that having the shareholders express their opinion through an advisory vote every three years is sufficient to provide Compensation Committee and the Board with guidance on the executive compensation programs. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes are necessary regarding the frequency with which shareholder will be asked to consider the executive compensation program. At any point that the Company determines to adopt additional and unusual executive compensation plans or programs, the Compensation Committee and the Board of Directors will evaluate whether to adjust the timing of the “Say-on-Pay” advisory vote.

Vote Required to Approve

Under Proposal Three, the frequency choice receiving the highest number of votes will be deemed the choice of the shareholders at the Annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF REVIEWING THE COMPANY’S EXECUTIVE COMPENSATION PROGRAMS, POLICIES AND PROCEDURES EVERY THREE YEARS.

GENERAL OVERVIEW OF PROPOSALS FOUR AND FIVE TO

AMEND THE ARTICLES OF INCORPORATION

The Board of Directors is recommending two amendments to the Articles of Incorporation intended to provide the Company flexibility to raise capital, as needed, to support the growth of the Company and its subsidiary The Farmers & Merchants State Bank (the “Bank”). The two specific proposals are: (i) to eliminate the preemptive right of shareholders to subscribe for additional shares of stock of the Company that may be issued from time to time; and (ii) to create a class of preferred stock on such terms as may be subsequently determined by the Board of Directors (referred to herein as “Flexible Preferred Stock”).

Both of these proposed amendments would be included in a revised Article Fourth of the Company Articles of Incorporation. The exact language of the revised Article Fourth is set forth on Appendix A. Appendix A includes three different versions of Articles Fourth: (i) assuming both Proposals 4 and 5 are approved, (ii) assuming approval of Proposal 4, but not 5, and (iii) assuming approval of Proposal 5, but not 4. Each of Proposals 4 and 5 is addressed below. On the Proxy Card, shareholders are given the right to vote for these two proposals separately so that it is possible that one, but not both, of the Proposals could be adopted. The Company’s Articles of Incorporation have not been significantly modified, other than to increase the number of authorized shares and modify the vote necessary to amend the Articles of Incorporation, since the organization of the Company in 1985. The Board of Directors believes that the Company will be in a better overall position to operate in the competitive financial institutions arena and raise capital as needed with the two amendments to the Articles of Incorporation and requests your support.

PROPOSAL FOUR

Proposal to Amend the Articles of Incorporation to Eliminate Preemptive Rights

The Board has unanimously approved and recommends to the Company’s shareholders amendment to the Company’s Articles of Incorporation to eliminate preemptive rights. The text of the Amendment is attached to this Proxy Statement as Appendix A. Currently, the shareholders of the Company have the preemptive right to subscribe to additional shares of the Company offered for sale. Ohio law does provide certain exceptions to such right including, among others, the sale of treasury shares and the issuance of shares for consideration other than money, such as in a merger or acquisition. The Board of Directors is seeking shareholder approval to eliminate preemptive rights as it believes that such right unduly restricts the Board of Director’s ability to issue new shares at such times and upon such terms and conditions as the Board of Directors deems appropriate. The Board of Directors believes that the concept of preemptive rights may be appropriate in a more closely held company so as to allow shareholders to maintain their pro rata interest in the Company. However, because the Company is a widely held corporation with over 2,000 shareholders, the requirement to provide preemptive rights in a common stock offering would create significant burdens in terms of cost, implementation time and complexity in the event the Company needs to raise additional capital. Importantly, shareholders of the Company can purchase additional shares in the open market at any time as the Company’s shares are traded under the symbol “FMAO” on the Nasdaq Capital Markets with an average daily trading volume of 20,000 shares.

In the event that the Company decided to raise capital through the sale of additional common stock, it could offer the common stock to the existing shareholders as a “rights offering,” but would not be required to do so if preemptive rights are eliminated. If the shareholders approve the creation of the Flexible Preferred Stock, those shares also would not have preemptive rights, unless the series of Flexible Preferred Stock specifically provided for such right.

Section 1701.15 of the Ohio Revised Code, which governs preemptive rights under Ohio law, was amended effective March 17, 2000, in favor of eliminating preemptive rights for all Ohio corporations unless such rights are expressly provided for in the articles of incorporation. Prior to such amendment, a shareholder of an Ohio Company was entitled to preemptive rights unless the articles of incorporation provided that there would be no preemptive rights. After March 17, 2000, a shareholder does not have preemptive rights in a newly organized Ohio company unless the articles of incorporation specifically provide for preemptive rights. Because the Company’s current Articles of Incorporation are silent on the issue of preemptive rights and because the Company was organized in 1985, prior to the 2000 amendment to the law, it is necessary to amend the Articles of Incorporation as set forth herein to eliminate preemptive rights.

Possible Anti-Takeover Effect of Proposal 4

The proposed amendment to the Company’s Articles of Incorporation to eliminate preemptive rights could have certain anti-takeover effects that may discourage unilateral tender offers or other attempts to acquire the Company or the Bank. The following summarizes the potential “anti-takeover” effects of Proposal 4. While the following discussion is intended to contain the material disclosure about Proposal 4, it may not contain all of the information that is pertinent to each shareholder.

The availability of authorized but unissued shares, coupled with the elimination of the preemptive right of shareholders to subscribe to newly issued shares, could discourage third parties from attempting to gain control of the Company, since the Board of Directors could authorize the issuance of such shares in a private placement or otherwise to one or more persons. The issuance of these shares could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring control or otherwise hinder the efforts of the other person to acquire control.

It should be noted that the Company currently has 956,003 treasury shares, which may be issued free of the current preemptive rights of shareholders pursuant to an exemption for the sale of treasury stock under Ohio law.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO THE SHAREHOLDERS THE ADOPTION OF PROPOSAL 4, WHICH WILL RESULT IN THE AMENDMENT OF ARTICLE FOURTH OF THE COMPANY ARTICLES OF INCORPORATION AS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

PROPOSAL FIVE

Proposal to Amend the Articles of Incorporation to Create Flexible Preferred Stock

The Board has unanimously approved and recommends to the Company’s shareholders an amendment to the Company’s Articles of Incorporation to authorize 100,000 shares of preferred stock, no par value per share (the “Flexible Preferred Stock”), which may be issued by the Company in the future with such rights, preferences and designations as determined by the Board, without further shareholder action. Currently, the Company has authorized capital of 20,000,000 shares all of which are designated as Common Stock. As of the record date there were 13,608,422 shares of Common Stock outstanding. The Company’s Articles of Incorporation currently do not authorize the issuance of any preferred stock. If this proposal is approved, 100,000 shares of Flexible Preferred Stock will be authorized effective upon the filing with the Ohio Secretary of State of the amendment to the Articles of Incorporation. The complete text of the Amendment is attached to this Proxy Statement as Appendix A.

The Board believes that the availability of authorized and undesignated preferred stock will provide the Company with a capital structure better suited to meet its short- and long-term capital needs. The Company has no current plans to issue any shares of the Flexible Preferred Stock, but being able to do so would allow the Company to raise capital to support the significant growth of the Company’s subsidiary, The Farmers & Merchants State Bank. Having the ability to issue Preferred Stock, as opposed only to Common Stock, will allow the Company to have a better opportunity to raise capital at a time when raising capital is more difficult for small bank holding companies like the Company. Further, the Company could consider issuance of Preferred Stock in the future in connection with an acquisition transaction. The Board believes it is advisable and in the best interest of the Company to authorize the issuance of Preferred Stock for the principal reason of providing greater flexibility in financing the Company’s continued operations.

Purpose and Effects of the Amendment

The proposed amendment grants the Board the authority to issue shares of Flexible Preferred Stock in one or more series with such rights (including voting, dividends, conversion, and other rights), preferences and designations as the Board deems necessary or advisable without any further action by the Company’s shareholders. Many of the Company’s competitors have adopted similar provisions for the issuance of preferred stock. The Flexible Preferred Stock would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such Flexible Preferred Stock adopted by the Board from time to time. These rights would include, but not be limited to (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the voting rights, if any, of shares of each class or series; and (v) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of the Company, or other securities.

Having the authority to create equity instruments with various provisions will provide the Company with the greatest possible flexibility in connection with possible future actions, such as stock issuances, stock dividends, financings, mergers, acquisitions or other purposes. For example, the availability of the Flexible Preferred Stock would permit the Board to negotiate the precise terms of an equity investment in the Company by creating a new series of Flexible Preferred Stock without incurring the delay and expense of first calling a special meeting of shareholders to approve an issuance of a special class of shares. All 100,000 shares of the Flexible Preferred Stock would be available for issuance without further action by the shareholders of the Company, and the Company would not be required to seek shareholder approval prior to the issuance of any Flexible Preferred Stock, unless required by law or otherwise deemed appropriate by the Board. This flexibility will permit the Company to take advantage of market conditions as they occur and put the Company in a better position to effectively negotiate with and satisfy the precise financial criteria of any investor in a timely manner. If this proposal is approved, the Company intends to make the appropriate filings with the Ohio Secretary of State and take any other action necessary to implement the amendment to the Articles of Incorporation.

The availability of undesignated Flexible Preferred Stock may have certain negative effects on the rights of the Company’s common shareholders. The actual effect of the issuance of any shares of Flexible Preferred

Stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of a series of such Flexible Preferred Stock. The proposed amendment will permit the Board, without future shareholder approval, to issue Flexible Preferred Stock with dividend, liquidation, conversion, voting or other rights that are superior to and could adversely affect the voting power or other rights of the holders of Common Stock. This could result in holders of Common Stock receiving less in the event of a liquidation, dissolution, or other winding up of the Company, reduce the amount of funds available for dividends on Common Stock, and dilute the voting power, book value or market value of the shares of Common Stock.

The Board has determined that having the ability to issue shares of Flexible Preferred Stock in accordance with the proposed amendment to the Articles of Incorporation is in the best interests of the Company. By voting for the amendment proposed in this Proxy Statement, you are voting to grant the Board authority to issue Flexible Preferred Shares upon the terms and conditions approved by the Board.

Intended Uses

If Proposal Five is approved, the Company may utilize Flexible Preferred Stock for general corporate purposes, including without limitation, general capital raising to support organic growth, capital raising to support merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. Allowing the Company to issue Common Stock or Preferred Stock, without preemptive rights, along with the ability to appropriately use borrowings, would provide the Company with the flexibility it needs to continue to grow and expand in its current geographic footprint and new markets, which the Board determines would be beneficial to the Company’s shareholders.

Possible Anti-Takeover Effect of Proposals

Adoption of Proposal Five regarding the amendment to the Company’s Articles of Incorporation could have certain anti-takeover effects that may discourage unilateral tender offers or other attempts to acquire the Company or the Bank. The following summarizes the potential “anti-takeover” effects of Proposal Five. While the following discussion is intended to contain the material disclosure about Proposal Five, it may not contain all of the information that is pertinent to each shareholder.

The availability of Flexible Preferred Stock may be viewed as having the effect of discouraging an attempt by another person or entity from trying to acquire a substantial number of common shares in an attempt to gain control of the Company, because the Company could quickly authorize a class of Flexible Preferred Shares to adopt a shareholder rights plan or “poison pill.”

However, the Board of Directors of the Company has committed that the Company will not utilize the Flexible Preferred Stock as an “anti-takeover” defense or in a shareholder rights plan without first submitting any such shareholder rights plan to the Company’s shareholders for approval.

THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO THE SHAREHOLDERS THE ADOPTION OF PROPOSAL FIVE, WHICH WILL RESULT IN THE AMENDMENT OF ARTICLE FOURTH OF THE COMPANY ARTICLES OF INCORPORATION AS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

PROPOSAL SIX

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of FORVIS, LLP to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors.

If the resolution approving FORVIS, LLP as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required to Approve

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Six.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction. The Compensation Committee administers our executive compensation program. The Committee, which is composed entirely of independent directors, is responsible for authorizing the compensation philosophy, evaluating President and Chief Executive Officer (CEO) performance, setting the CEO’s total rewards package based upon performance, market data and peer group information and making recommendations to the Board with respect to director compensation. The Committee provides oversight for executive succession, the Company’s annual and long-term incentive programs and will provide guidance regarding compensation, benefits plans, succession and other organizational matters involving employees other than the CEO.

The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews and approves the adequacy of its charter and recommends ratification by the full Board of Directors. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Chair of the Compensation Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management.    The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.

•	Motivate executive officers to achieve strategic business goals.

•	Provide competitive compensation opportunities critical to the Company’s long-term success.

The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and the Bank. In evaluating peer group companies, the base salary and incentive compensation paid to the chief executive officer of each of the following nine peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken into consideration. The Committee reviews this information at least once a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary. For 2022 compensation considerations, the peer group companies consisted of nine bank holding companies: Civista Bancshares, Inc. (CIVB), Farmers National Banc Corp. (FMNB), LCNB Corp. (LCNB), Macatawa Bank Corporation (MCBC), Middlefield Bank Corporation (MBCN), Penns Woods Bancorp, Inc. (PWOD), Richmond Mutual Bancorporation, Inc. (RMBI), SB Financial Group, Inc. (SBFG), and United Bancshares, Inc. (UBOH).

The financial performance of the selected peer group bank holding companies is also evaluated relative to the performance of peers located outside of the Midwest. This information is made available by the FDIC as part of its Uniform Bank Performance Report. The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

In making its decisions regarding annual salary adjustments, the Committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The Committee administers the cash-based annual incentive compensation program and the Long-Term Stock Incentive Plan. Cash-based incentives and equity awards are at-risk compensation. Awards under these programs are recommended by the Committee to the Board of Directors when, in the judgment of Committee members, such awards are deemed to provide executive officers a reasonable reward for the achievement of the Company’s mid and long-term strategic objectives and are otherwise justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the Committee’s compensation decisions. However, the Committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our Long-Term Stock Incentive Plan;

•	Benefits under our Profit Sharing Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2022 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

In making its decisions regarding annual salary adjustments for 2022, the Compensation Committee reviewed quantitative and qualitative performance factors, peer compensation comparisons, market-based salary ranges, and overall performance of the Company to determine base salary adjustments.

Cash-Based Incentive Compensation Program. The Company has established a cash-based incentive compensation program. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.

If the ROA of the Bank equals the target ROA of 1.25%, executive officers receive the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five- and ten-year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee. The calculated ROA is inclusive of the cost of the incentive and is net of the captive insurance expense and acquisition costs at the Bank level. The full cash incentive under this criterion is equivalent to 40% of base salary for the CEO and 30% of base salary for the remaining executive officers. If the ROA of the Bank is equal to 1.00%, fifty percent of the incentive is paid. If the ROA is between 1.00% and 1.25%, the incentive is paid on a prorated basis. Should the ROA exceed 1.25%, the incentive paid would be increased accordingly. At an ROA of .90%, a forty percent payout is made. Again, with ROA between .90% and 1.00%, the payout is prorated. Should the ROA be below .90%, no cash incentive is paid under the computation. Incentive compensation would then be paid under the same terms to all employees of the Bank. The percentage of base salary for this incentive is paid in the first quarter of the subsequent year. The target percentage along with budget and base may be adjusted for 2023.

The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share (“EPS”) of the Company. The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget. The EPS final incentive target ranges were set as follows: a 5% incentive would be paid for an EPS of $2.40, a 10% incentive would be paid for an EPS of $2.45, and a 15% incentive would be paid for an EPS of $2.60. If the EPS is below $2.40, an incentive would not be paid for this criterion. An EPS between the stated targets or exceeding $2.60 would be adjusted accordingly. The percentage of base salary for the incentive is paid in the first quarter of the subsequent year. The target EPS and corresponding percentages may be adjusted for 2023.

The forecast ROA and EPS used for the 2022 incentives were set equivalent to the expected performance of normal operations.

In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus, more emphasis is placed on rewarding for stable, long-term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock. Each year, the Committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Company believes it has established an equitable and reasonable balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank’s overall incentive plan may be found in the 2022 financial report and the Form 10-K.

Incentive Stock Compensation. The Bank uses the grant of stock awards under our Long-Term Incentive Plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers. The grant of stock awards is intended to serve as an officer retention and recruitment tool and to reward performance, and as such requires a three-year cliff vesting period prior to issuance without restrictions. Officers’ and Named Executive Officers’ past and future services are considered for grants of stock awards. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2022 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar years 2020, 2021, and 2022 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2022 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table, which also follows.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax or post-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to six percent of total eligible compensation. In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. Employer matching contributions are funded annually and are immediately vested. Employer discretionary contributions are immediately vested. Employees are immediately eligible upon hire to contribute to the plan and receive matching contributions. In order to be eligible for discretionary contributions, employees must work 1,000 hours in the plan year and be employed on the last day of the year. The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The committee provides guidance for the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre-retirement and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay changes, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value.

Two former and two active executives have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

Consideration of Advisory Vote on Executive Compensation. The Company last conducted an advisory vote on executive compensation at the 2020 annual Meeting of Shareholders. Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2020 Annual Meeting. As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices were needed to address shareholder concerns.

2022 Executive Officer Compensation Program. For 2022, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level and acknowledge the competitive market conditions in which the Bank’s business continues to be conducted.

To aid in determining chief executive officer compensation for 2022, the Company used compensation data from peer bank holding companies which are similar in size ($967 million to $3.07 billion in assets), and geographic locations (in Ohio, Indiana, Michigan, and Pennsylvania) which are also publicly held and performing similarly to the Company as one piece of information. Data is obtained from the proxy statements filed by those companies as of the previous year end. This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

For 2022 executive officer compensation, the President and CEO of the Bank, the Chief People Officer (CPO) and the CFO, participated in the presentation portion of the Committee meeting at which compensation information was presented and reviewed. The Committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers. Adjustments in 2022 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the Company. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.

As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See the section captioned “Post-Employment Compensation/Change in Control Agreements” that follows for a more detailed description of these events. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Risk Management and Compensation. The compensation policies and practices of the Company are not believed to create risks that are reasonably likely to have a material adverse effect on operations or financial results. The compensation policies and practices of the Company are not designed to provide enormous bonuses and do not encourage employees to take undue amounts of risk. The incentives provided to employees are designed to encourage sound performance over time rather than the pursuit of immediate high-risk profits. The policies and practices of the Company include controls that mitigate the potential impact of compensation policies that might otherwise create unacceptable levels of risk.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($) (3)	Total ($)
Lars B. Eller	2022	410,573	209,448	122,560	0	39,398	781,979
President and Chief Executive	2021	389,481	223,094	68,100	0	37,116	717,791
Officer (PEO) (4)	2020	387,962	170,703	65,340	0	38,974	662,979

Barbara J. Britenriker	2022	245,932	96,158	61,280	0	26,212	429,584
Executive Vice President (PFO)	2021	235,215	107,283	45,400	0	31,048	418,946
	2020	237,148	80,630	43,560	0	32,859	394,197

Rex D. Rice	2022	219,833	85,953	36,768	0	27,981	370,537
Executive Vice President	2021	209,500	95,595	27,240	0	27,716	360,051
	2020	209,192	71,126	30,492	0	28,782	339,592

Benét S. Rupp	2022	200,500	73,989	45,960	0	23,973	344,423
Executive Vice President	2021	193,070	45,036	27,180	0	35,958	301,244
	2020	192,308	30,614	23,103	0	35,232	281,257

Summary Compensation Table Footnotes:

(1)

Reflects payments made pursuant to the Company’s cash-based incentive compensation program discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.

(2)

Reflects the dollar amount at the market value on the grant date of each year in which restricted stock awards were granted under the Long-Term Incentive Plan, as discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”. Each award vests three years following the date of grant.

(3)

Includes contributions by the Company to the Company’s defined contribution Health Savings Account (HSA), profit sharing, 401(k) plan, and certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer, and with respect to Mr. Eller and Ms. Rupp, amounts paid pursuant to a monthly automobile allowance, as follows:

Name	HSA and Retirement Contributions ($)	Life Insurance Premiums ($)	Automobile Allowance ($)	Total ($)
Lars B. Eller	17,827	7,677	7,200	32,704
Barbara J. Britenriker	24,532	738	0	25,270
Rex D. Rice	27,034	659	0	27,693
Benét S. Rupp	15,362	601	6,715	22,678

(4)	Mr. Eller’s director fees are included in his base pay, and he received a stock award equivalent to $10,000.

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual cash-based incentive compensation program that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the “Non-Equity Incentive Compensation” column represent the awards made under the terms of the Plan for 2022 which were paid to the respective Named Executive Officer during the first quarter of 2023. The awards under the plan in 2021 and 2022 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

•

Based on 2022 results, an adjusted ROA of 1.348% at the Bank level is above the target ROA of 1.25% which is equivalent to a 119.6% payout of the incentive. Based on a 100% payout, 35.88% of base salary was paid to the CEO and 23.01% of base salary was paid to the remaining executive officers. The percentage of base salary for this 2022 incentive was paid in the first quarter 2023.

•

For 2022, a prorated payout of 153.3% of total goal which is equivalent to 15.33% of base salary paid to all executive officers based on an adjusted EPS of $2.61. The percentage of base salary for the 2022 incentive was paid in the first quarter 2023.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The vesting of awards of restricted stock made to date under the terms of the Long-Term Incentive Plan occurs three years following the grant, unless otherwise specified.

As of September 1, 2021, Mr. Eller entered into a new employment agreement (the “2021 Employment Agreement”) with Farmers & Merchants Bancorp, Inc. and The Farmers & Merchants State Bank, the wholly-owned subsidiary of Farmers & Merchants Bancorp, Inc. Mr. Eller’s 2021 Employment Agreement is for an additional three-year term ending on August 31, 2024, whereby his services will continue in the capacity of President and Chief Executive Officer of the Bank and the Company. Pursuant to the terms of the Employment Agreement, Mr. Eller would receive annual base pay of $389,480, subject to upward adjustment, and would be entitled to participate in the Bank’s employee benefit plans and programs generally available to similarly situated employees. The 2021 Employment Agreement also provided for Mr. Eller’s participation in the Bank’s Annual Cash Incentive Plan and 401(k) Plan, and receipt of grants of restricted common shares of the Company with a target range of 4,000 shares. Additionally, Mr. Eller will receive grants of unrestricted common shares of the Company as compensation in amounts equal to that provided for non-employee Directors with such grant equal to $6,000 in value of the common shares of the Company in 2021. The Agreement also provided four weeks of vacation, a monthly automobile allowance, reimbursement for appropriate business expenses, and an obligation on the part of the Company to maintain a term life insurance policy for the benefit of Mr. Eller in the amount of $600,000. Under the terms of the 2021 Employment Agreement, Mr. Eller is subject to covenants not to compete and not to solicit during the term of the Agreement and for one year after termination of his employment with the Bank. During the term of the 2021 Employment Agreement, the restrictions apply without geographic limit. After termination of Mr. Eller’s employment with the Bank, the covenants not to compete and not to solicit would apply to counties where the Bank has offices and contiguous counties. The 2021 Employment Agreement also contains provisions governing payouts to Mr. Eller in connection with certain terminations from employment, which are discussed under the section of this Proxy Statement captioned “Post-Employment Compensation/Changes in Control Agreements.”

2022 Grants of Plan-Based Awards

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Lars B. Eller, President and CEO (PEO)	8/23/2022	4,000	$122,560
Barbara J. Britenriker, EVP (PFO)	8/23/2022	2,000	$61,280
Rex D. Rice, EVP	8/23/2022	1,200	$36,768
Benét S. Rupp, EVP	8/23/2022	1,500	$45,960

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2022 under the terms of the Company’s Long-Term Incentive Plan. The awards vest in full after three years of service from the date of grant to the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Outstanding Equity Awards at 2022 Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested (1) (#)	Market Value of Shares or Units of Stock that have not Vested (2) ($)
Lars B. Eller, President and CEO (PEO)	10,000	271,800
Barbara J. Britenriker, Executive Vice President (PFO)	6,000	163,080
Rex D. Rice, Executive Vice President	3,600	97,848
Benét S. Rupp, Executive Vice President	3,350	91,053

Number of Shares Vesting Dates

Name	Number of Shares Vesting on 8/18/23	Number of Shares Vesting on 8/17/24	Number of Shares Vesting on 8/23/25
Lars B. Eller	3,000	3,000	4,000
Barbara J. Britenriker	2,000	2,000	2,000
Rex D. Rice	1,200	1,200	1,200
Benét S. Rupp	850	1,000	1,500

2022 Vesting of Stock Awards Granted 8/16/2019 under the Long-Term Incentive Plan

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Lars B. Eller (3)	3,000	94,200
Barbara J. Britenriker (3)	2,000	62,800
Rex D. Rice (3)	1,250	39,250
Benét S. Rupp (3)	400	12,560

(1)	Vesting dates for reported stock awards under the Long-Term incentive Plan are reflected in the Number of Shares Vesting Dates table above.
(2)	Market value based on market price on December 31, 2022, of $27.18.
(3)	The value realized on vesting is based on the market value of Company shares on the vesting date of 8/16/2022 of $31.40.

Post-Employment Compensation/Change in Control Agreements

The tables below provide a summary of payments to the named executive officers under the Company’s compensation arrangements and plans in connection with certain terminations from employment, assuming that the triggering events giving rise to termination occurred on December 31, 2022.

The Company has entered into Change in Control Severance Compensation Agreements with its executive officers, Ms. Britenriker, Mr. Rice and Ms. Rupp. These agreements provide for payment of an amount equal to one year’s compensation to the executives, or two years compensation for Ms. Britenriker, in the event that the executive’s employment is terminated in connection with a “Change in Control” as defined in the Agreements. Mr. Eller’s Change in Control severance compensation terms were included in his 2021 Employment Agreement which is outlined below. No payments will be made in such event if the executive is terminated “for cause.”

If a change in control had occurred as of December 31, 2022, this would have resulted in payments to the executives as shown on the following table. In addition to the compensation payment for Ms. Britenriker, Mr. Rice and Ms. Rupp, the Agreements provide for the continuation of health insurance and other benefits for the remainder of the “Benefit Period,” as defined in the Agreements, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2022, at $27.18.

The 2021 Employment Agreement with Mr. Eller provides for termination upon the expiration of the designated term provided therein, death, by the Bank for “cause” (as defined in the Employment Agreement), disability, voluntary termination by Mr. Eller, or in connection with a “change in control” (as defined in the Employment Agreement). Under the terms of the 2021 Employment Agreement, in the event of an involuntary termination following a change in control, Mr. Eller would generally be entitled to receive an amount equal to two times the sum of his then annual base pay and any incentive compensation earned through the date of the change in control. In addition, he would be entitled to continuing coverage under the Bank’s health, disability, dental and life insurance at the same levels provided him prior to the change in control, for a period of 12 months after the change in control.

Also included in the tables are amounts that would be payable to the executive or their estate upon the death of the executive pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation - Health and Welfare Benefits” for additional information regarding the ESIA. In addition, all unvested stock awards would also immediately vest upon the death or permanent disability of an executive officer.

	Potential Payments upon Death
Name of Executive	Payments upon Death under Executive Life Insurance Arrangements	Payments upon Death under Group Term Insurance Policy	Acceleration of Stock Awards	Total

Lars B. Eller	$100,000	$600,000	$271,800	$971,800
Barbara J. Britenriker	$400,000	$454,857	$163,080	$1,017,937
Rex D. Rice	$281,371	$406,108	$97,848	$785,327
Benét S. Rupp	$100,000		$91,053	$191,053

	Potential Payments upon Termination of Employment and/or Change in Control
Name of Executive	Change in Control Severance Payments (2x Salary and Bonus)	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total

Lars B. Eller	$988,696	$15,340	$271,800	$1,275,836
Barbara J. Britenriker	$568,954	$27,665	$163,080	$759,699
	(1x Salary and Bonus)
Rex D. Rice	$287,651	$14,628	$97,848	$400,127
Benét S. Rupp	$239,695	$12,484	$91,053	$343,232

	Potential Payments upon Permanent Disability
Name of Executive	Payments under Group Long-Term Disability Insurance Policy (Annual Benefit)	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total

Lars B. Eller	$233,340	$15,340	$271,800	$520,480
Barbara J. Britenriker	$144,000	$27,665	$163,080	$334,745
Rex D. Rice	$144,000	$14,628	$97,848	$256,476
Benét S. Rupp	$133,673	$12,484	$91,053	$237,210

CEO Pay Ratio Disclosure

Introduction. The Securities and Exchange Commission adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the president and chief executive officer (“CEO”). The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees.

The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2022 to that of all other Company employees for the same period.

Identification of Median Employee. The Median Employee was identified by examining the Company’s payroll records for all individuals, excluding the Company’s CEO and the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank, who were actively employed by the Company on December 31, 2022 (whether employed on a full-time, part-time, or seasonal basis). As of this date, the Company employed 431 individuals. For such employees, no assumptions, adjustments, or estimates with respect to total cash compensation were made. Wages and salaries were not annualized for those employees that were not employed for the full year of 2022.

Pay Elements. The Company’s contributions to the 401(k) profit sharing plan and the medical benefits provided are included as all employees including the CEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service provisions for 401(k) discrimination testing. Additionally, the Group Term Life Insurance and Accidental Death and Dismemberment benefits were included as these benefits cover all employees though the benefit would differ based on age and base salary.

The Median Employee identified is not an Officer of the Company and thus is not eligible for all compensation elements available to Officers. As a Director of the Company, Mr. Eller’s director fees are included in annual base salary.

Pay elements included in the annual total compensation calculation for each employee include:

•	Base salary received in fiscal year 2022 (including paid time off plans)

•	Annual incentive payment based on Company performance in fiscal year 2022

•	Retirement contributions to the 401(k) profit sharing plan

•	Medical benefits

•	Group Term Life Insurance premiums

Based on the above methodology for determining annual total compensation for comparison purposes, the annualized total compensation for fiscal year 2022 for the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank was $794,482 (which also included a monthly Car Allowance) and for the Median Employee was $49,628. The resulting ratio of the CEO’s pay for the Company’s subsidiary, The Farmers & Merchants State Bank, to the pay of the Median Employee for fiscal year 2022 is 16.00 to 1.00.

Pay vs. Performance

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(4)	Net Income ($)(5) (000’s)

2022	$753,619	$708,932	$380,612	$361,563	$125	$32,515
2021	$717,791	$811,841	$372,176	$413,630	$146	$23,495

(1)	Lars B. Eller was the Registrant’s PEO for each of the 2021 and 2022 fiscal years.
(2)

For the 2022 fiscal year, the Registrant’s Non-PEO NEOs were: Barbara J. Britenriker; Rex D. Rice; and Benet S. Rupp. Ms. Rupp first became an NEO during 2022. For the 2021 fiscal year, the Registrant’s Non-PEO NEOs were: Barbara J. Britenriker; Edward A. Leininger; and Rex D. Rice. Mr. Leininger retired effective May 27, 2022.

(3)	The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table.

	2022		2021
Adjustment	PEO ($)	Non-PEO NEOs ($)	PEO ($)	Non-PEO NEOs ($)

Less Grant date value of equity awards	(122,560)	(48,003)	(68,100)	(30,276)
Year-end fair value of current year award	108,720	42,582	98,490	43,762
Year-over-year change in fair value of unvested awards	(33,900)	(14,974)	58,980	26,053
Change in value of awards vesting during the current year	(4,290)	(1,907)	NA	(800)
Dividends paid on unvested awards	7,343	3,253	4,680	2,706
Total adjustments	(44,687)	(19,049)	94,050	41,454

(4)	Computed based upon a hypothetical investment of $100 in common stock on January 1, 2021 with dividends paid reinvested.
(5)	As reported on Registrant’s Consolidated Statements of Income for the applicable fiscal reporting year, as provided under Part II Item 8 of Registrant’s Annual Report on Form 10-K.

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of its directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by members of the Compensation Committee.

At the Committee’s request, the President and Chief Executive Officer initiated compilation of an analysis of director fees and the number of directors from the nine peer bank holding companies also used for comparison of executive officer compensation. The Committee reviews this information at least once a year in conjunction with information from external consultants and events in the industry and marketplace to determine if any changes or revisions are deemed necessary.

Cash compensation is paid to directors in the form of retainers and meeting fees. The director fee structure effective January 1, 2022, was as follows:

•	Director Retainer Fee of $30,000 per year;

•	Chairman of the Board Retainer Fee of $37,000 per year;

•	Directors Fee of $800 per Board Committee meeting attended;

•	Board Committee Chairman Fee of $700 paid to all Board Committee Chairpersons per Board Committee meeting attended;

•	Meeting Fees for Other Board Committees of $600 per meeting attended; and,

•

In addition to a cash retainer, each Director was awarded the number of shares equivalent to $10,000 from the Long-Term Stock Incentive Plan adopted by Company in 2015. Shares were to be awarded immediately preceding the first Thursday in June 2022. Proration for service is based on a 365-day calendar year.

Directors participating in a meeting (in person or by telephone/video conference call) were compensated full payment of the meeting fee. Full time employee Directors were not paid for Committee meetings. Additionally, reimbursement for out-of-pocket travel expenses were provided for those Directors residing outside a 60-mile radius of the Corporate Office of the Company located in Archbold, Ohio. The table regarding Director Fees Earned or Paid in Cash reflects the fee structure in effect during 2022.

Regardless of how Directors participate in a meeting (in person, virtually, or by teleconference call), full payment of Board meeting fees will be provided. Additionally, reimbursement for out-of-pocket travel expenses will be provided for those Directors residing outside a 60-mile radius of the Corporate Office of the Company located in Archbold, Ohio.

2022 Director Compensation

Name	Fees Earned or Paid in Cash		Stock Awards
Andrew Briggs	$46,400	(1)	$10,000
Eugene N. Burkholder	$46,800		$10,000
Lars B. Eller	$0	(2)	$10,000
Jo Ellen Hornish	$51,200		$10,000
Jack C. Johnson	$61,000		$10,000
Lori A. Johnston	$50,700		$10,000
Marcia S. Latta	$49,800		$10,000
Steven J. Planson	$48,600		$10,000
Kevin J. Sauder	$46,000		$10,000
Frank R. Simon	$49,400		$10,000
K. Brad Stamm	$50,600		$10,000
David P. Vernon	$44,600		$10,000

(1)

On February 5, 2020, the Bank and Mr. Briggs entered into an employment agreement significantly expanding the services to be provided to the Bank by Mr. Briggs as First Senior Vice President of Business Development/Indiana. The employment agreement had a term ending December 31, 2021, and the agreement was extended through December 31, 2022. This included a covenant prohibiting Mr. Briggs from competing with the Bank during the term of the agreement and for a one-year period thereafter. Mr. Briggs was paid a base salary of $125,000, plus customary benefits available to other employees, but he will not participate in the Bank’s cash incentive plan. In addition, Mr. Briggs, was entitled to receive incentive compensation in connection with acquisitions made by the Company for which he was primarily responsible. Such incentive compensation is equal to 0.005 times the merger consideration paid in any such transaction, subject to a cap of $250,000 in regard to any transaction. The payments made to Mr. Briggs under the employment agreement are in addition to fees paid to him as a Director of the Company and the Bank. Mr. Briggs has subsequently retired as First Senior Vice President of Business Development effective January 2, 2023. Mr. Briggs will continue in the role of Director with the Company.

(2)

Pursuant to the terms of his Employment Agreement, Mr. Eller is not separately compensated for attendance at Board or Committee meetings, and director fees are deemed to be included in his base salary.

Director compensation is intended to retain and help attract appropriate individuals to serve. In consideration of the Company’s listing on the NASDAQ Capital Market Exchange and based on a Director’s increased responsibility and accountability, the committee feels director compensation should be fair and equitable in comparison to peers. Considering the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting attendance and committee meeting attendance are extremely important and should be appropriately compensated. In recognition of the value and benefits diversity brings to the Board of Directors, consideration has been given to ensure director compensation is suitable and appropriate to attract qualified individuals who further enhance the Board diversity composition through race, gender, and ethnicity, as well as diverse skills, experience, background, and perspectives.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the disclosures contained in the section of this Proxy Statement captioned – “Compensation Discussion and Analysis” (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the 2023 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors:

Kevin J. Sauder, Chairman

Jack C. Johnson, Dr. Marcia S. Latta

Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the First Senior Vice President of Business Development/Indiana of the Bank.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2022. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except as discussed above, no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) had any direct or indirect material interest in any transaction (other than loan transactions in the ordinary course as described) with the Company during 2022 or proposes to engage in any transaction with the Company. For fiscal year 2022, the Company identified one material related party transaction required to be disclosed.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee. Exemptions from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2022 the Compensation Committee members were Kevin J. Sauder, Chairman, Jack Johnson, and Dr. Marcia Latta. No member of the Board’s Compensation Committee is, or has been, an officer or employee of the Company, or has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms filed electronically with the Commission, or written representations from certain reporting persons, the Company believes that during 2022 all Section 16(a) filing requirements applicable to its officers and directors were met. The Company believes that all delinquent reports on Form 4 have been filed with the SEC.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2023 Annual Shareholder’s Meeting must be received at the Company’s offices at 307 North Defiance Street, Archbold, Ohio 43502 prior to November 9, 2023, for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Company after January 23, 2024, will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 9, 2023 but prior to January 23, 2024, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2022, is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2022, with exhibits, as filed with the Securities and Exchange Commission (“2022 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2022 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2022 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Lydia A. Huber Corporate Secretary

March 13, 2023

Archbold, Ohio

APPENDIX A

PROPOSED AMENDMENTS TO

ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION OF

FARMERS & MERCHANTS BANCORP, INC.

Assuming approval of both Proposals 4 and 5, existing Article Fourth of the Company’s Articles of Incorporation would be replaced in its entirety by the following language:

FOURTH: The number of shares (collectively the “Shares”) that the Corporation is authorized to have outstanding is Twenty Million One Hundred Thousand (20,100,000), consisting of: (i) 20,000,000 common shares, without par value (the “Common Shares”); and (ii) 100,000 preferred shares, without par value (the “Preferred Shares”). The Shares shall have the following terms:

1.	Common Shares:

The holders of the Common Shares are entitled at all times, except in the election of directors where the Common Shares may be voted cumulatively in accordance with Ohio law, to one (1) vote for each Common Share and to such dividends as the Board of Directors (herein called the “Board”) may in its discretion periodically declare, subject, however, to any voting and dividend rights of the holders of the Preferred Shares. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Shares pro rata in accordance with their respective shareholdings, subject, however, to the rights of the holders of the Preferred Shares then outstanding. The Common Shares are subject to all of the terms and provisions of any Preferred Shares as established by the Board in accordance with this Article FOURTH.

•	Preferred Shares:

The Board is hereby expressly authorized in its discretion to adopt amendments to the Articles of Incorporation to provide for the issuance of one (1) or more series of Preferred Shares; to establish periodically the number of Shares to be included in each such series; and to fix the designation, powers, preferences, voting rights, dividend rights, conversion rights, and other rights of the Preferred Shares of each such series and any qualifications, limitations or restrictions thereof, to the fullest extent permitted by law. Preferred Shares redeemed or otherwise acquired by the Corporation shall become authorized but unissued Preferred Shares, shall be unclassified as to series, and may thereafter be reissued in the same manner as other authorized but unissued Preferred Shares.

•	No Preemptive Rights:

Unless specifically provided in connection with the authorization of a series of Preferred Shares, no holder of any shares of any class of the Corporation shall be entitled to the preemptive right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

Assuming approval of Proposals 4, but not Proposal 5, existing Article Fourth of the Company’s Articles of Incorporation would be amended by including the last sentence shown in bold and italics:

FOURTH: The number of shares which the Corporation is authorized to have outstanding is 20,000,000 shares all of which shall be common shares, without par value (the “Shares.”). The holders of the Shares are entitled at all times, except in the election of directors where the Shares may be voted cumulatively, to one (1) vote for each Share and to such dividends as the Board of Directors (herein called the “Board”) may in its discretion periodically declare. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Shares pro rata in accordance with their respective Share holdings. No holder of any shares of the Corporation shall be entitled to the preemptive right to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

Assuming approval of Proposals 5, but not Proposal 4, existing Article Fourth of the Company’s Articles of Incorporation would be replaced, in its entirety by the following language:

FOURTH: The number of shares (collectively the “Shares”) that the Corporation is authorized to have outstanding is Twenty Million One Hundred Thousand (20,100,000), consisting of: (i) 20,000,000 common shares, without par value (the “Common Shares”); and (ii) 100,000 preferred shares, without par value (the “Preferred Shares”). The Shares shall have the following terms:

(1)	Common Shares:

The holders of the Common Shares are entitled at all times, except in the election of directors where the Common Shares may be voted cumulatively in accordance with Ohio law, to one (1) vote for each Common Share and to such dividends as the Board of Directors (herein called the “Board”) may in its discretion periodically declare, subject, however, to any voting and dividend rights of the holders of the Preferred Shares. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Shares pro rata in accordance with their respective shareholdings, subject, however, to the rights of the holders of the Preferred Shares then outstanding. The Common Shares are subject to all of the terms and provisions of any Preferred Shares as established by the Board in accordance with this Article FOURTH. Subject to the procedures and limitations provided in Section 1701.15 of the Ohio Revised Code, as may be amended from time to time, in the event that the Corporation offers Common Shares for sale for cash, holders of Common Shares shall have the preemptive right to subscribe to such offered Common Shares in proportion to their respective holdings of Common Shares.

1.	Preferred Shares:

The Board is hereby expressly authorized in its discretion to adopt amendments to the Articles of Incorporation to provide for the issuance of one (1) or more series of Preferred Shares; to establish periodically the number of Shares to be included in each such series; and to fix the designation, powers, preferences, voting rights, dividend rights, conversion rights, and other rights of the Preferred Shares of each such series and any qualifications, limitations or restrictions thereof, to the fullest extent permitted by law. Preferred Shares redeemed or otherwise acquired by the Corporation shall become authorized but unissued Preferred Shares, shall be unclassified as to series, and may thereafter be reissued in the same manner as other authorized but unissued Preferred Shares.

FARMERS & MERCHANTS BANCORP, INC. VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 3:00AM, EST, on April 17, 2023.

Online
Go to www.envisionreports.com/FMAO or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Company Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 4, 5 and 6 and for 3 YEARS on Proposal 3.

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1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Andrew J. Briggs	☐	☐	02 - Eugene N. Burkholder	☐	☐	03 - Lars B. Eller	☐	☐
04 - Jo Ellen Hornish	☐	☐	05 - Jack C. Johnson	☐	☐	06 - Lori A. Johnston	☐	☐
07 - Marcia S. Latta	☐	☐	08 - Steven J. Planson	☐	☐	09 - Kevin J. Sauder	☐	☐
10 - Frank R. Simon	☐	☐	11 - K. Brad Stamm	☐	☐	12 - David P. Vernon	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Nonbinding Say-on-Pay Frequency Proposal. An advisory vote on the frequency to consider the executive compensation noted in Proposal 2.	☐	☐	☐	☐

C 1234567890 J N T
1 U P X 5 6 4 9 5 6

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03R4IC

The 2023 Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. will be held on Tuesday, April 17, 2023 at 1:30 p.m., Eastern Time, virtually via the internet at www.meetnow.global/MFDSA7U.

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

The Notice and Proxy Statement, Annual Report and Form 10-K are available at: www.envisionreports.com/FMAO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Farmers & Merchants Bancorp, Inc.

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Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 17, 2023

Jack C. Johnson and Kevin J. Sauder, or either of them, each with the power of substitution and to vote as noted herein, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held at the Corporate Headquarters, 307 North Defiance St., Archbold, Ohio 43502 on Monday, April 17, 2023, at 1:30PM (local time), and at any adjournments thereof, and to vote as noted herein. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees indicated in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: "FOR" all nominees identified under Proposal 1 and "FOR" Proposals 2, 4, 5 and 6 and for "3 YEARS" on Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof).

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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FARMERS & MERCHANTS BANCORP, INC.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Company Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 4, 5 and 6 and for 3 YEARS on Proposal 3.

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1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 - Andrew J. Briggs	☐	☐	02 - Eugene N. Burkholder	☐	☐	03 - Lars B. Eller	☐	☐
04 - Jo Ellen Hornish	☐	☐	05 - Jack C. Johnson	☐	☐	06 - Lori A. Johnston	☐	☐
07 - Marcia S. Latta	☐	☐	08 - Steven J. Planson	☐	☐	09 - Kevin J. Sauder	☐	☐
10 - Frank R. Simon	☐	☐	11 - K. Brad Stamm	☐	☐	12 - David P. Vernon	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Nonbinding Say-on-Pay Frequency Proposal. An advisory vote on the frequency to consider the executive compensation noted in Proposal 2.	☐	☐	☐	☐

1 U P X 5 6 4 9 5 6 +

The Notice and Proxy Statement, Annual Report and Form 10-K are available at: www.edocumentview.com/FMAO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Farmers & Merchants Bancorp, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 17, 2023

Jack C. Johnson and Kevin J. Sauder, or either of them, each with the power of substitution and to vote as noted herein, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held at the Corporate Headquarters, 307 North Defiance St., Archbold, Ohio 43502 on Monday, April 17, 2023, at 1:30PM (local time), and at any adjournments thereof, and to vote as noted herein. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees indicated in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: "FOR" all nominees identified under Proposal 1 and "FOR" Proposals 2, 4, 5 and 6 and for "3 YEARS" on Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof).

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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